 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-277183
PROSPECTUS SUPPLEMENT
(To Prospectus dated February 20, 2024)
€800,000,000
Molson Coors Beverage Company
3.800% Senior Notes due 2032

Molson Coors Beverage Company is offering €800,000,000 aggregate principal amount of 3.800% Senior Notes due 2032, which we refer to herein as the “notes.” Interest on the notes is payable on June 15 of each year, commencing on June 15, 2024. The notes will mature on June 15, 2032. Unless the context otherwise indicates, references in this prospectus supplement to “Molson Coors,” “MCBC,” the “Company,” “we,” “us” and “our” are to Molson Coors Beverage Company and its subsidiaries. References in this prospectus supplement to “$,” “dollars” and “U.S. dollars” are to the lawful currency of the United States. References to “€” and “euro” are to the lawful currency of the member states of the European Monetary Union that have adopted the euro as their currency. References to “CAD” are to the lawful currency of Canada.
We may redeem some or all of the notes at the times and at the applicable prices discussed under “Description of the Notes — Optional Redemption.” As described under “Description of the Notes — Repurchase Upon Change of Control Triggering Event,” if a Change of Control Triggering Event (as defined in “Description of the Notes — Repurchase Upon Change of Control Triggering Event”) occurs with respect to the notes, we will be required to make an offer to repurchase the notes from holders at a purchase price equal to 101% of the aggregate principal amount of the notes repurchased, plus accrued and unpaid interest, if any, thereon to, but excluding, the date of purchase, unless we have previously exercised our right to redeem the notes. In addition, we may redeem all, but not part, of a series of the notes in the event of certain changes in the tax laws of the United States, as described under the heading “Description of the Notes — Redemption for Tax Reasons.”
Investing in the notes involves risks. See “Risk Factors” beginning on page S-8 for a discussion of certain risks that should be considered in connection with an investment in the notes.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
	Public offering price(1)	Underwriting discounts and commissions	Proceeds to us, before expenses
Per note	99.867%	0.425%	99.442%
Total	€798,936,000	€3,400,000	€795,536,000

(1)
Plus accrued interest, if any, from May 29, 2024, if settlement occurs after that date.

The notes will be issued only in fully registered form, without coupons, and in minimum denominations of €100,000 principal amount and integral multiples of €1,000 above that amount.
Currently, there is no existing public market for the notes. We intend to apply to list the notes on the New York Stock Exchange. The listing application will be subject to approval by the New York Stock Exchange.
The notes will be ready for delivery in book-entry form only through the facilities of Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), and Clearstream Banking, société anonyme (“Clearstream”), in each case on or about May 29, 2024, which is the fourth London business day following the date of this prospectus supplement.
Joint Book-Running Managers
Citigroup BofA Securities Goldman Sachs & Co. LLC
BMO Capital Markets J.P. Morgan RBC Capital Markets Scotiabank
Senior Co-Managers
Capital One SecuritiesMizuho Siebert Williams Shank UniCredit US Bancorp
Co-Managers
INGLloyds Securities Morgan Stanley PNC Capital Markets LLC
The date of this prospectus supplement is May 22, 2024.

Prospectus Supplement
Prospectus
Neither we nor the underwriters have authorized any other person to provide you with information different from that contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus or in any free writing prospectus that we may provide to you. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give. We and the underwriters are offering to sell and are seeking offers to buy our notes only in jurisdictions where offers and sales are permitted. The information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus is accurate only as of the date such information is presented regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of our notes. Our business, financial condition, results of operations and prospects may have changed since such date.

S-i

Notice to Prospective Investors in the European Economic Area (“EEA”)
PRIIPs Regulation/Prohibition of Sales to EEA Retail Investors
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, a “retail investor” means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/ 65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II or (iii) not a qualified investor as defined in Article 2(e) of Regulation (EU) 2017/1129 (as amended, the “EU Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No. 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared; therefore, offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
MIFID II Product Governance/Professional Investors and ECPs Only Target Market
Solely for the purposes of the manufacturers’ product approval process, the target market assessment in respect of the notes has led to the conclusion that: (i) the target market for the notes is eligible counterparties and professional clients only, each as defined in MiFID II; and (ii) all channels for distribution of such notes to eligible counterparties and professional clients are appropriate. The target market and distribution channel(s) may vary in relation to sales outside the EEA in light of local regulatory regimes in force in the relevant jurisdiction. Any person subsequently offering, selling or recommending such notes (a “distributor”) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of such notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.
For the purposes of the foregoing, the expression “offering” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.
This prospectus supplement and the accompanying prospectus has been prepared on the basis that any offer of notes in any member state of the EEA that is subject to the EU Prospectus Regulation will be made pursuant to an exemption under the EU Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement and the accompanying prospectus is not a prospectus for the purposes of the EU Prospectus Regulation.
Notice to Prospective Investors in the United Kingdom (“U.K.”)
U.K. PRIIPs Regulation/Prohibition of Sales to U.K. Retail Investors
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the U.K. For these purposes, a “retail investor” means a person who is one (or more) of: (i) a retail client as defined in point (8) of Article 2 of Regulation (EU) No. 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, “FSMA”) and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (8) of Article 2(1) of Regulation (EU) No. 600/2014 as it forms part of domestic law by virtue of the EUWA or (iii) not a qualified investor as defined in Article 2(e) of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (the “U.K. Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No. 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “U.K. PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the U.K. has been prepared; therefore, offering or selling the notes or otherwise making them available to any retail investor in the U.K. may be unlawful under the U.K. PRIIPs Regulation.

S-ii

U.K. MIFIR Product Governance/Professional Investors and ECPs Only Target Market
Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the notes has led to the conclusion that: (i) the target market for the notes is only eligible counterparties, as defined in the FCA Handbook Conduct of Business Sourcebook (“COBS”), and professional clients, as defined in Regulation (EU) No 600/2014 as it forms part of domestic law of the U.K. by virtue of the EUWA (“U.K. MiFIR”) and (ii) all channels for distribution of the notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the notes (an “U.K. distributor”) should take into consideration the manufacturers’ target market assessment; however, an U.K. distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook (the “U.K. MiFIR Product Governance Rules”) is responsible for undertaking its own target market assessment in respect of the notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.
For the purposes of the foregoing, the expression “offering” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.
This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of the notes in the U.K. will be made pursuant to an exemption under U.K. Prospectus Regulation from a requirement to publish a prospectus for offers of securities. This prospectus supplement is not a prospectus for the purpose of the U.K. Prospectus Regulation.
IN CONNECTION WITH THE OFFERING OF THE NOTES, CITIGROUP GLOBAL MARKETS LIMITED (OR PERSON(S) ACTING ON BEHALF OF CITIGROUP GLOBAL MARKETS LIMITED) MAY OVER-ALLOT THE NOTES OR EFFECT TRANSACTIONS, FOR A LIMITED PERIOD AFTER THE ISSUE DATE, WITH A VIEW TO SUPPORTING THE MARKET PRICE OF THE NOTES AT A LEVEL HIGHER THAN THAT WHICH MIGHT OTHERWISE PREVAIL. HOWEVER, THERE CAN BE NO ASSURANCE THAT CITIGROUP GLOBAL MARKETS LIMITED OR PERSONS ACTING ON ITS BEHALF WILL UNDERTAKE ANY SUCH STABILIZING ACTION. ANY SUCH STABILIZING ACTION, IF BEGUN, MAY BE ENDED AT ANY TIME, BUT MUST END NO LATER THAN THE EARLIER OF 30 CALENDAR DAYS AFTER THE ISSUE DATE AND 60 CALENDAR DAYS AFTER THE DATE OF THE ALLOTMENT OF THE NOTES. ANY STABILIZATION ACTION OR OVER-ALLOTMENT MUST BE CONDUCTED BY CITIGROUP GLOBAL MARKETS LIMITED (OR PERSONS ACTING ON BEHALF OF CITIGROUP GLOBAL MARKETS LIMITED) IN ACCORDANCE WITH APPLICABLE LAWS AND RULES. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE “UNDERWRITING” IN THIS PROSPECTUS SUPPLEMENT.

S-iii

ABOUT THIS PROSPECTUS SUPPLEMENT
This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of the notes and also adds to and updates information contained in the accompanying prospectus, and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, dated February 20, 2024, which is part of our Registration Statement on Form S-3, and which gives more general information, some of which may not apply to this offering of notes. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in the accompanying prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in the accompanying prospectus or this prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement.
As permitted by the rules and regulations of the Securities and Exchange Commission (“SEC”), the registration statement of which the accompanying prospectus forms a part includes additional information not contained in the accompanying prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s website or at the SEC’s offices described below under the heading “Where You Can Find More Information.”
You should read this prospectus supplement along with the accompanying prospectus and the documents incorporated by reference carefully before you decide whether to invest. These documents contain important information you should consider when making your investment decision. This prospectus supplement contains information about the securities offered in this offering and may add, update or change information in the accompanying prospectus.
We reserve the right to withdraw this offering of the notes at any time, and we and the underwriters reserve the right to reject any commitment to subscribe for the notes, in whole or in part, and to allot to you less than the full amount of the notes subscribed for by you. We are not, and the underwriters are not, making an offer to sell the notes in any jurisdiction where the offer or sale is not permitted.
This prospectus supplement, the accompanying prospectus or the documents incorporated by reference into this prospectus supplement or the accompanying prospectus may include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference into this prospectus supplement or the accompanying prospectus are the property of their respective owners. Solely for convenience, copyrights, trademarks, service marks and trade names referred to in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference into this prospectus supplement or the accompanying prospectus may appear without the ©, ®, TM or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable owners to these copyrights, trademarks, service marks and trade names.

S-iv

MARKET AND INDUSTRY DATA
The market and industry data used in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference into this prospectus supplement or the accompanying prospectus are based on independent industry publications, customers, trade or business organizations, reports by market research firms and other published statistical information from third parties, as well as information based on management’s good faith estimates, which we derive from our review of internal information and independent sources. Although we believe these sources to be reliable, we have not independently verified the accuracy or completeness of the information.
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Certain statements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement or the accompanying prospectus include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Statements that refer to projections of our future financial performance, our anticipated growth and trends in our businesses, and other characterizations of future events or circumstances are forward-looking statements, and include, but are not limited to, statements under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the reports that we have filed with the SEC and incorporated by reference herein, with respect to expectations of cost inflation, limited consumer disposable income, consumer preferences, overall volume and market share trends, pricing trends, industry forces, cost reduction strategies, shipment levels and profitability, the sufficiency of capital resources, anticipated results, expectations for funding future capital expenditures and operations, effective tax rate, debt service capabilities, timing and amounts of debt and leverage levels, Preserving the Planet and related environmental initiatives and expectations regarding future dividends and share repurchases. In addition, statements that we make in this prospectus supplement, the accompanying prospectus and the documents incorporated into this prospectus supplement or the accompanying prospectus by reference that are not statements of historical fact may also be forward-looking statements. Words such as “expects,” “intend,” “goals,” “plans,” “believes,” “continues,” “may,” “anticipate,” “seek,” “estimate,” “outlook,” “trends,” “future benefits,” “potential,” “projects,” “strategies,” and variations of such words and similar expressions are intended to identify forward-looking statements.
Forward-looking statements are subject to risks and uncertainties that could cause actual results to be materially different from those indicated (both favorably and unfavorably). These risks and uncertainties include, but are not limited to those described under the heading “Risk Factors” in this prospectus supplement, the documents incorporated by reference in this prospectus supplement, the accompanying prospectus and in any of our other public filings, and those described from time to time in our future reports filed with the SEC. Caution should be taken not to place undue reliance on any such forward-looking statements. Forward-looking statements speak only as of the date when made and we undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

S-v

SUMMARY
The following summary highlights selected information about us contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information you should consider before deciding whether to invest in the notes. You should review this entire prospectus supplement and the accompanying prospectus carefully, including the risks of investing in the notes described under the heading “Risk Factors” in this prospectus supplement, as well as our consolidated financial statements and notes thereto and other information incorporated by reference in this prospectus supplement and the accompanying prospectus.
Our Company
For over two centuries, we have been brewing beverages that unite people to celebrate all life’s moments. From our core power brands Coors Light, Miller Lite, Coors Banquet, Molson Canadian, Carling and Ožujsko to our above premium brands including Madri, Staropramen, Blue Moon Belgian White and Leinenkugel’s Summer Shandy, to our economy and value brands like Miller High Life and Keystone, we produce many beloved and iconic beer brands. While our Company’s history is rooted in beer, we offer a modern portfolio that expands beyond the beer aisle as well, including flavored beverages like Vizzy Hard Seltzer, spirits like Five Trail whiskey as well as non-alcoholic beverages. As a business, our ambition is to be the first choice for our people, our consumers and our customers, and our success depends on our ability to make our products available to meet a wide range of consumer segments and occasions.
In October 2023, we announced our Acceleration Plan, building off the successes achieved under the Revitalization Plan. The Acceleration Plan focuses on the execution of the following principal strategies: consistently grow our core power brand net sales, aggressively premiumize our portfolio, scale and expand in beyond beer, invest in our capabilities and support our people, communities and planet.
Industry Overview
The brewing industry has significantly evolved over the years to become an increasingly global and complex market as the consolidation of brewers globally has resulted in a small number of large global brewers representing the majority of the worldwide beer market. In addition to the consolidation of brewers and the acquisitive nature of the industry, exports, licensing and partnership arrangements continue to be used and these transactions typically occur between the same global competitors that make up the majority of the market. While the market is dominated by a small number of large global brewers, smaller local brewers continue to inhabit the market as consumers place value on locally-produced, regionally-sourced products from time to time.
Consumer trends and preferences continue to evolve. During 2023, in the U.S., we saw a shift in consumer purchasing behavior largely within the premium segment that drove an increase in our core power brands’ net sales. In addition, consumers continue to push the industry toward above premium products, including flavored beverages, imports and beyond beer altogether. As the beer industry continues its diversification of its products to meet consumer demand with broadening preferences, we believe large global brewers are uniquely positioned to leverage the scale, depth of product portfolio and industry knowledge to continue to lead the market forward. We believe we are well positioned to compete in this continually evolving market, particularly in beer, flavor and beyond.
Our Segments
Our reporting segments include the Americas and EMEA&APAC. Our Americas segment operates in the U.S., Canada and various countries in the Caribbean, Latin and South America. Our EMEA&APAC segment operates in Bulgaria, Croatia, Czech Republic, Hungary, Montenegro, the Republic of Ireland, Romania, Serbia, the U.K., various other European countries and certain countries within the Middle East, Africa and Asia Pacific regions. A separate operating team manages each segment and each segment manufactures, markets, distributes and sells beer as well as offers a modern and growing portfolio that expands beyond the beer aisle. No single customer accounted for more than 10% of our consolidated net sales for the years ended December 31, 2023, 2022 or 2021.

Americas Segment.   Our Americas segment consists of the production, importing, marketing, distribution and sales of our brands as well as other owned and licensed brands in the U.S., Canada and various countries in the Caribbean, Latin and South America. We currently operate nine primary breweries, nine craft breweries and two container operations. We are North America’s oldest beer company and the second largest brewer by volume in North America, representing approximately 23% of the total 2023 North America beer market, which is the largest region of our Americas segment. The Americas segment also includes partnership arrangements with Brewers’ Retail Inc. for the distribution of beer in Ontario, Canada, and Brewers’ Distributor Ltd. for the distribution of beer in the western provinces of Canada. In addition, we have an agreement with Heineken that grants us the right to produce, import, market, distribute and sell certain Heineken products in Canada. We also have authorizations from The Coca-Cola Company that grant us the right to produce, market, sell and distribute Topo Chico Hard Seltzer and Simply Spiked branded products in the U.S. and Canada, and Peace Hard Tea branded products in the U.S.
We have agreements to brew, package and ship products for Pabst Brewing Company, LLC (“Pabst”), The Yuengling Company in the U.S. and an agreement with Labatt USA Operating Co, LLC to brew and package certain Labatt brands in Canada for export. The agreement with Pabst ends on December 31, 2024 and is expected to wind down through that time period.
EMEA&APAC Segment.   The EMEA&APAC segment consists of the production, marketing and sales of our primary brands as well as other owned and licensed brands in Bulgaria, Croatia, Czech Republic, Hungary, Montenegro, the Republic of Ireland, Romania, Serbia, the U.K., various other European countries and certain countries within the Middle East, Africa and Asia Pacific regions. We currently operate eleven primary breweries, four craft breweries and one cidery. Our EMEA&APAC segment is Europe’s second largest brewer by volume, on a combined basis, within the countries in which we operate, with an approximate aggregate 18% market share (excluding factored products which are beverage brands owned by other companies but sold and delivered to retail by us) in 2023. The majority of our EMEA&APAC segment sales are in the U.K., Croatia, Czech Republic and Romania with the U.K. representing over 55% of the segment’s net sales in 2023.
Our portfolio includes beers that have the largest share in their respective countries, such as Carling in the U.K., Ožujsko in Croatia and Niksicko in Montenegro. We have beers that rank in the top five in market share in their respective segments throughout the region, such as Staropramen in the Czech Republic, Bergenbier in Romania, Jelen in Serbia, Borsodi in Hungary and Kamenitza in Bulgaria. Additionally, we sell Staropramen, Coors, Madri and Miller Genuine Draft in various countries. Our EMEA&APAC segment includes the sale of factored brands and our consolidated joint venture arrangement for the production and distribution of Cobra brands in the U.K.
Unallocated.   We have certain activity that is not allocated to our segments, and primarily includes financing-related costs such as interest expense and income, foreign exchange gains and losses on intercompany balances, realized and unrealized changes in fair value on instruments not designated in hedging relationships related to financing and other treasury-related activities and the unrealized changes in fair value on our commodity swaps not designated in hedging relationships recorded within cost of goods sold, which are later reclassified when realized to the segment in which the underlying exposure resides. Additionally, only the service cost component of net periodic pension and other postretirement benefit plans cost is reported within each operating segment and all other components remain unallocated.
Our Products
We craft and distribute high-quality, innovative beverages with the purpose of uniting people to celebrate all life’s moments. We have a diverse portfolio of beloved and iconic owned and partner brands including our core power brands of Coors Light, Miller Lite, Coors Banquet, Molson Canadian, Carling and Ožujsko. We continue to invest in and focus on growing these brands. In addition to these brands, we offer products in various categories like flavored malt beverages (which includes hard seltzers), craft, ready to drink beverages, spirits and energy beverages as well as beers in various price segments. We categorize our brands globally for consistency of reporting based on the following price segments: Above Premium, Premium and Economy. For example, our Above Premium classification includes brands that are sold at a price point higher than the market average. Price segment classifications may vary between the Americas and

EMEA&APAC segments and the naming conventions and classifications may be different in the various countries that we operate based on local terminology.
The following presents the primary brands sold:
Owned Brands
Above Premium Brands — Aspall Cider, Blue Moon, Coors Original, Five Trail, Hop Valley brands, Leinenkugel’s brands, Madri, Miller Genuine Draft, Molson Ultra, Sharp’s, Staropramen, Vizzy Hard Seltzer
Premium — Bergenbier, Borsodi, Carling, Coors Banquet, Coors Light, Jelen, Kamenitza, Miller Lite, Molson Canadian brands, Niksicko, Ožujsko
Economy — Branik, Icehouse, Keystone, Miller High Life, Milwaukee’s Best, Steel Reserve
Partner Brands
Our partner brands are licensed through various agreements with third parties, such as license, distribution, partnership and joint venture agreements and include:
Arnold Palmer Spiked, Beck’s, Blue Run, Cobra, Corona Extra, Heineken, Lowenbrau, Peroni Nastro Azurro, Pilsner Urquell, Redd’s brands, Simply Spiked, Sol, Stella Artois, Topo Chico Hard Seltzer, ZOA
Corporate Information
The addresses and telephone numbers of our dual principal executive offices are: P.O. Box 4030, BC555, Golden, Colorado 80401, (303) 279-6565 and 111 Boulevard Robert-Bourassa, 9th Floor, Montréal, Québec, Canada H3C 2M1, (514) 521-1786. Our website address is www.molsoncoors.com. Information contained on our website is not incorporated by reference in this prospectus supplement or the accompanying prospectus and you should not consider information contained on our website as part of this prospectus supplement or the accompanying prospectus.

The Offering
The following summary contains basic information about the notes and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of the notes, please refer to the section of this prospectus supplement entitled “Description of the Notes.” In this section of this prospectus supplement, the terms “we,” “us” and “our” refer to Molson Coors Beverage Company and not its subsidiaries.
Issuer
Molson Coors Beverage Company
Notes Offered
€800,000,000 aggregate principal amount of 3.800% Senior Notes due 2032
Maturity Date
June 15, 2032
Optional Redemption
We may, at our option, at any time and from time to time redeem all or any portion of the notes at any time prior to March 15, 2032 (the “Par Call Date”) at the applicable price discussed under “Description of the Notes — Optional Redemption.”
The notes will be redeemable, in whole or in part, at our option at any time from time to time on or after the Par Call Date, at a redemption price equal to 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest to, but excluding, the date of redemption.
Interest
The notes will bear interest from May 29, 2024 at the rate of 3.800% per annum.
Interest Payment Dates
Interest on the notes is payable on June 15 of each year, commencing on June 15, 2024.
Additional Amounts
Subject to certain exceptions and limitations set forth herein, we will pay additional amounts as may be necessary to ensure that every net payment on a note to a holder, after deduction or withholding by us or any of our paying agents for or on account of any present or future tax, assessment or other governmental charge imposed upon or as a result of such payment by the Relevant Jurisdiction (as defined under the heading “Description of the Notes — Payment of Additional Amounts”), will not be less than the amount provided in such note to be then due and payable. See “Description of the Notes — Payment of Additional Amounts.”
Redemption for Tax Reasons
We may redeem all, but not part, of a series of the notes in the event of certain changes in the tax laws of the Relevant Jurisdiction. This redemption would be at 100% of the principal amount, together with accrued and unpaid interest on the notes to the date fixed for redemption. See “Description of the Notes — Redemption for Tax Reasons.”
Repurchase Upon Change of Control Triggering Event
If a Change of Control Triggering Event occurs with respect to the notes, we will be required to offer to repurchase the notes at a price equal to 101% of the aggregate principal amount of the notes repurchased, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase, unless we have previously exercised our right to redeem the notes. See “Description of the Notes — Repurchase Upon Change of Control Triggering Event.”

Guarantees
The notes will be guaranteed jointly and severally on a full and unconditional senior unsecured basis by the “Guarantors” as defined under “Description of the Notes — Certain Definitions.” The Guarantors also guarantee our obligations under our existing credit facilities and our existing notes.
Ranking
The notes and the guarantees will be our and the Guarantors’ senior unsecured obligations and will rank pari passu with all of our and the Guarantors’ other unsubordinated debt and senior to all of our and the Guarantors’ future subordinated debt. The notes will be structurally subordinated to all present and future debt and other obligations of our subsidiaries that are not Guarantors. The notes and the guarantees will be effectively junior to our and the Guarantors’ current and future secured obligations to the extent of the assets securing such obligations.
Use of Proceeds
We estimate that the net proceeds from this offering, after deducting estimated fees and expenses and the underwriters’ discounts, will be approximately €793.5 million.
We intend to use the proceeds of this offering for general corporate purposes including the repayment of the EUR 800,000,000 principal amount of the 2016 Notes issued on July 7, 2016 upon maturity. See “Use of Proceeds.”
Covenants
The indenture pursuant to which the notes will be issued will contain certain covenants that will, among other things, restrict our and certain of our subsidiaries’ ability to:
•
incur certain debt secured by liens;

•
engage in certain sale-leaseback transactions; and

•
consolidate, merge or transfer all or substantially all of our assets.

These covenants will be subject to significant exceptions. See “Description of the Notes — Certain Restrictions” and “Description of the Notes — Merger, Consolidation or Sale of Assets.”
No Prior Market
The notes are new securities and there is currently no established trading market for the notes. Although the underwriters have informed us that they intend to make a market in the notes, they are not obligated to do so and may discontinue market making activities at any time without notice. Accordingly, we cannot assure you that a liquid market for the notes will develop or be maintained. We intend to apply for the notes to be listed and admitted to trading on the New York Stock Exchange. We cannot assure you that such application will be approved.
Currency of Payments
All payments of interest and principal, including payments made upon any redemption of the notes will be payable in euro. If, on or after the date of this prospectus supplement, the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or if the euro is no longer used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payment in respect of the notes will be made in U.S. dollars until the euro is again available to us or so used. The amount payable on any date in euro will be converted into U.S. dollars on the basis of the most recently available market exchange rate for euro.
Trustee, Registrar and Transfer Agent
The Bank of New York Mellon Trust Company, N.A.
Paying Agent
The Bank of New York Mellon, London Branch
Governing Law
State of New York
Risk Factors
See “Risk Factors” beginning on page S-8 of this prospectus supplement and those risk factors incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should consider carefully before investing in the notes.
Settlement
It is expected that delivery of the notes will be made against payment therefor on or about May 29, 2024, which is the fourth business day following the date hereof (such settlement cycle being referred to as “T+4”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes prior to the second business day before settlement will be required, by virtue of the fact that the notes initially will settle in T+4, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement. Such purchasers should consult their own advisors.

Summary Historical Consolidated Financial Data
The summary historical consolidated financial data of Molson Coors as of December 31, 2023 and 2022 and for the years ended December 31, 2023, 2022 and 2021 are derived from our audited consolidated financial statements appearing in our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 20, 2024, which is incorporated by reference in this prospectus supplement. The data as of March 31, 2024 and for the three months ended March 31, 2024 and 2023 are derived from our unaudited condensed consolidated financial statements appearing in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on April 30, 2024, which is incorporated by reference in this prospectus supplement. The summary historical consolidated balance sheet data as of December 31, 2021 and March 31, 2023 are derived from our consolidated financial statements not included or incorporated in this prospectus supplement.
The following data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for year ended December 31, 2023 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, which are incorporated by reference into this prospectus supplement, and the historical consolidated financial statements and the related notes contained in such reports. Our historical consolidated financial data may not be indicative of the results of operations or financial position to be expected in the future.
	Molson Coors Beverage Company and Subsidiaries
	Year Ended December 31,			Three Months Ended March 31,
	2021	2022	2023	2023	2024
Consolidated Statements of Operations:
Net sales	$10,279.7	$10,701.0	$11,702.1	$2,346.3	$2,596.4
Net income (loss) attributable to Molson Coors Beverage Company	$1,005.7	$(175.3)	$948.9	$72.5	$207.8
	Molson Coors Beverage Company and Subsidiaries
	As of December 31,			As of March 31,
	2021	2022	2023	2023	2024
Consolidated Balance Sheets:
Total assets	$27,619.0	$25,868.3	$26,375.1	25,852.5	$26,072.3
Current portion of long-term debt and short-term borrowings	$514.9	$397.1	$911.8	412.7	$905.5
Long-term debt	$6,647.2	$6,165.2	$5,312.1	6,177.7	$5,312.2

RISK FACTORS
An investment in our notes involves a high degree of risk. Prior to making a decision about investing in our notes, you should carefully consider the following risks and uncertainties, as well as those discussed under the caption “Risk Factors” in the accompanying prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2023. If any of the risks described in this prospectus supplement or accompanying prospectus, or the risks described in any documents incorporated by reference in this prospectus supplement or the accompanying prospectus, actually occur, our business, prospects, financial condition or operating results could be harmed. In such case, the trading price of our notes could decline, and you may lose all or part of your investment.
Risks Related to the Notes and this Offering
The notes are subject to prior claims of our secured creditors and the creditors of our non-guarantor subsidiaries, and if a default occurs we may not have sufficient funds to fulfill our obligations under the notes.
The notes are our unsubordinated general obligations, ranking equally with our other unsubordinated indebtedness and liabilities but effectively subordinated to any secured indebtedness to the extent of the value of the assets securing such indebtedness and structurally subordinated to the debt and other liabilities of our non-guarantor subsidiaries. The indenture governing the notes permits us and our subsidiaries to incur secured debt under specified circumstances. If we incur any secured debt, our assets and the assets of our subsidiaries securing such debt will be subject to prior claims by our secured creditors. In the event of our bankruptcy, liquidation, reorganization or other winding up, assets that secure debt will be available to pay obligations on the notes only after all debt secured by those assets has been repaid in full. Holders of the notes will participate in our remaining assets ratably with all of our unsecured and unsubordinated creditors, including our trade creditors. Additionally, our right to receive assets from any of our non-guarantor subsidiaries upon its bankruptcy, liquidation or reorganization, and the right of holders of the notes to participate in those assets, is structurally subordinated to claims of that subsidiary’s creditors, including trade creditors.
If we incur any additional obligations that rank equally with the notes, including trade payables, the holders of those obligations will be entitled to share ratably with the holders of the notes in any proceeds distributed to unsecured and unsubordinated creditors upon our insolvency, liquidation, reorganization, dissolution or other winding up. This may have the effect of reducing the amount of proceeds paid to you. If there are not sufficient assets remaining to pay all of these creditors, all or a portion of the notes then outstanding would remain unpaid.
As of March 31, 2024, after giving effect to this offering and the repayment of our existing €800.0 million notes upon maturity in July 2024, we would have had outstanding long term and short term indebtedness of approximately $6.2 billion that ranks equally with the notes and no secured indebtedness outstanding. As of March 31, 2024, our non-guarantor subsidiaries would have had approximately $92.7 million of outstanding indebtedness, excluding $4.1 billion of intercompany debt.
The notes will not be guaranteed by all of our subsidiaries and will be structurally subordinated to the debt of our non-guarantor subsidiaries, which means that creditors of these non-guarantor subsidiaries will be paid from the assets of those entities before holders of the notes would have any claims to those assets.
The notes will not be guaranteed by all of our subsidiaries and will be structurally subordinated to the debt of our non-guarantor subsidiaries, which means that creditors of these non-guarantor subsidiaries will be paid from the assets of those entities before holders of the notes would have any claims to those assets. Although the notes will be fully and unconditionally guaranteed on a senior unsecured basis by certain of our existing and future domestic subsidiaries, they will not be guaranteed by our other subsidiaries, including our foreign subsidiaries, each of which may guarantee our other debt in the future. The notes will be effectively subordinated to all debt and other liabilities, including trade debt and preferred share claims, of our non-guarantor subsidiaries. In addition, although they will not guarantee the notes, these non-guarantor subsidiaries may, in certain circumstances, guarantee our future debt obligations to the extent the guarantee would not constitute a fraudulent conveyance, result in adverse tax consequences to us or violate applicable local law. Furthermore, certain of these non-guarantor subsidiaries have guaranteed the obligations of certain non-U.S. borrowers under our revolving multi-currency credit facilities.
We are a holding company and depend on our subsidiaries to satisfy our cash needs, including to make payments on the notes.
Our operations are substantially conducted through our subsidiaries. As a result, the cash flow and the consequent ability to service our indebtedness, including the notes, is in large part dependent upon the earnings of our subsidiaries and the distribution of those earnings to us or upon the payment of funds to us by those subsidiaries. Our subsidiaries are separate and distinct legal entities and, except for our subsidiaries that guarantee the notes, have no obligation, contingent or otherwise, to pay any amounts due pursuant to the notes or to make funds available to us, whether by dividends, loans or other payments, except to the extent that there are enforceable inter-company obligations created in the future. In addition, the payment of dividends and the making of loans and advances to us by our subsidiaries may be subject to contractual or statutory restrictions, are contingent upon the earnings of those subsidiaries and are subject to various business considerations.
In addition, our ability to repatriate cash generated by our foreign operations or borrow from our foreign subsidiaries may be limited by tax, foreign exchange or other laws. Foreign tax laws may affect our ability to repatriate cash from foreign subsidiaries. Foreign earnings that have been repatriated may be subject to withholding requirements for foreign taxes. Cash we hold in foreign entities may become subject to exchange controls that prevent such cash from being converted into other currencies, including U.S. dollars. If our ability to repatriate cash generated by our foreign operations or borrow from our foreign subsidiaries is limited by tax, foreign exchange or other laws, our ability to make payments on our debt, including amounts due under the notes, would be harmed.
The indenture does not limit the amount of unsecured indebtedness that we and our subsidiaries may incur.
The indenture under which the notes will be issued does not limit the amount of unsecured indebtedness that we and our subsidiaries may incur. In addition, the indenture will permit us to incur additional secured indebtedness under specified circumstances. The indenture does not contain any financial covenants or other provisions that would afford the holders of the notes any substantial protection in the event we participate in a highly leveraged transaction. The incurrence of additional debt by us or any of our subsidiaries may have important consequences for holders of the notes, including making it more difficult for us to satisfy our obligations under the notes, decreasing the market value of the notes and increasing the risk that the credit rating of the notes is lowered or withdrawn.
The interests of our equity holders may be in conflict with the interests of holders of the notes.
Circumstances may occur in which the interests of our equity holders could be in conflict with the interests of the holders of our debt. Equity holders may have an interest in pursuing transactions that, in their judgment, enhance the value of their equity investment, even though those transactions may involve risks to the holders of our debt.
Changes in our credit ratings may adversely affect the value of the notes.
We cannot provide assurance as to the credit ratings that may be assigned to the notes or that any such credit ratings will remain in effect for any given period of time or that any such ratings will not be lowered, suspended or withdrawn entirely by the rating agencies, if, in each rating agency’s judgment, circumstances warrant such an action. Further, any such ratings will be limited in scope and will not address all material risks relating to an investment in the notes, but rather will reflect only the view of each rating agency at the time the rating is issued. An explanation of the significance of such rating may be obtained from such rating agency. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under further review for a downgrade, could adversely affect the market value of the notes and increase our corporate borrowing costs.

Failure to comply with our debt covenants or a deterioration in our credit rating could have an adverse effect on our ability to obtain future financing at competitive rates and/or our ability to refinance our existing indebtedness.
Under the terms of each of our credit facilities, we must comply with certain restrictions. These include restrictions on priority indebtedness (certain threshold percentages of secured consolidated net tangible assets), leverage thresholds, liens, and restrictions on certain types of sale lease-back transactions and transfers of assets. Failure to comply with these restrictions or maintain our credit rating may result in issues with our current financing structure and potential future financing requirements. A deterioration in our credit rating could also affect our ability to obtain future financing or refinance our current debt, as well as increase our borrowing rates, which could have an adverse effect on our business and financial results.
Credit ratings assigned to the notes may not reflect all risks of an investment in the notes.
The credit ratings assigned to the notes reflect the rating agencies’ current assessment of our ability to make payments on the notes when due. Consequently, real or anticipated changes in any of these credit ratings will generally affect the market value of the notes. These credit ratings, however, may not reflect the potential impact of risks related to the structure, market or other factors related to the value of the notes.
We may be unable to refinance our indebtedness.
We may need to refinance all or a portion of our indebtedness, including the notes, before maturity. We cannot assure you that we will be able to refinance any of our indebtedness, on commercially reasonable terms or at all. There can be no assurance that we will be able to obtain sufficient funds to enable us to repay or refinance our debt obligations on commercially reasonable terms, or at all.
We may not be able to repurchase the notes upon a Change of Control Triggering Event.
If a Change of Control Triggering Event occurs, unless we have exercised our right to redeem the notes, we will be required to make an offer to repurchase the notes in cash at the redemption prices described in this prospectus supplement. However, we may not be able to repurchase the notes upon a Change of Control Triggering Event because we may not have sufficient funds to do so. We may also be required to offer to repurchase certain of our other debt upon a change of control and such event may give rise to an event of default under our credit facilities. In addition, agreements governing indebtedness incurred in the future may restrict us from repurchasing the notes in the event of a Change of Control Triggering Event. Any failure to repurchase properly tendered notes would constitute an event of default under the indenture governing the notes, which could, in turn, cause an acceleration of our other indebtedness. See “Description of the Notes — Repurchase Upon Change of Control Triggering Event.”
We can enter into transactions, like recapitalizations, reorganizations, transactions with “permitted parties” (as defined in “Description of the Notes — Repurchase Upon Change of Control Triggering Event”) and other highly leveraged transactions, that do not constitute a change of control but that could adversely affect the holders of the notes. The change of control provision contained in the indenture may not necessarily afford you protection in the event of certain important corporate events, including a reorganization, restructuring, merger or other similar transaction involving us that may adversely affect you, because such corporate events may not involve a shift in voting power or beneficial ownership or, even if they do, may not constitute a “Change of Control” as defined in the indenture. The indenture will not contain provisions that would require the Company to offer to repurchase or redeem the notes in the event of a reorganization, restructuring, merger, recapitalization or similar transaction.
Redemption may adversely affect your return on the notes.
We have the right to redeem some or all of the notes prior to maturity, as described under “Description of the Notes — Optional Redemption.” We may redeem the notes at times when prevailing interest rates may be relatively low. Accordingly, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as that of the notes.

The notes will be a new class of securities for which there is no established public trading market, and no assurance can be given as to:
•
the liquidity of any such market that may develop;

•
the ability of holders of the notes to sell their notes; or

•
the prices at which the holders of the notes would be able to sell their notes.

If such markets were to exist, the notes could trade at prices that may be higher or lower than their principal amounts or purchase prices, depending on many factors, including:
•
prevailing interest rates and the markets for similar securities;

•
our credit rating;

•
the terms related to redemption or repurchase of the notes;

•
the amount of our outstanding indebtedness;

•
the interest of securities dealers in making a market;

•
the remaining time to maturity of the notes;

•
general economic conditions; and

•
our financial condition, historic financial performance and future prospects.

The underwriters have advised us that they currently intend to make a market in the notes. However, the underwriters are not obligated to do so and any underwriter may discontinue its market making activities at any time without notice.
We intend to apply for the notes to be listed and admitted to trading on the New York Stock Exchange. We cannot assure you that such application will be approved. Although no assurance is made as to the liquidity of the notes as a result of the admission to trading on the New York Stock Exchange, failure to be approved for listing on or the delisting of the notes from the New York Stock Exchange may have a material effect on a holder’s ability to resell the notes in the secondary market. The liquidity of the trading market in the notes and the market prices quoted for the notes may be adversely affected by changes in the overall market for this type of securities and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a consequence, an active trading market may not develop for the notes, you may not be able to sell the notes, or, even if you can sell the notes, you may not be able to sell them at an acceptable price.
The notes may not become, or remain, listed on the New York Stock Exchange.
Although we have agreed to make an application to have the notes listed and admitted to trading on the New York Stock Exchange, we cannot assure you that the notes will become, or remain, listed. The listing application will be subject to approval by the New York Stock Exchange. If such a listing is obtained, we have no obligation to maintain such listing and we may delist the notes at any time. Although no assurance can be made as to the liquidity of the notes as a result of listing on the New York Stock Exchange, failure to be approved for listing or the delisting of the notes from the New York Stock Exchange may have a material adverse effect on a holder’s ability to resell notes in the secondary market.
The guarantees of the notes may not be enforceable in certain circumstances.
The Trustee is entitled, subject to the terms of the indenture governing the notes and provided that an event of default has occurred and is continuing, to seek redress from each Guarantor for the guaranteed indebtedness. However, there can be no assurance that the Trustee will, or will be able to, effectively enforce the guarantees or that the assets of the Guarantors, together with those of the Company, will be sufficient to satisfy our obligations under the notes.
The creditors of the Company and the Guarantors could challenge the issuances of any of the notes or the related guarantees and any related security as fraudulent transfers, conveyances or preferences, transfers at under value or on other grounds under applicable law. A court could void the obligations under the notes or any guarantee and any related security or take other actions detrimental to the holders of the notes if, among other things, it were to determine that we or the applicable Guarantor:
•
issued the notes or guarantee or related security with the intent to prefer, defeat, hinder, delay or defraud its existing or future creditors;

•
received less than reasonably equivalent value or fair consideration in return for issuing the notes or the guarantee or related security;

•
was insolvent or rendered insolvent by reason of issuing the notes or the guarantee; or

•
acted in an oppressive manner, unfairly prejudicial to or unfairly disregarded the interests of any stakeholder or other interested party.

To the extent a court voids a guarantee and any related security as a fraudulent transfer, preference or conveyance or holds it unenforceable for any other reason, holders of the notes would cease to have any direct claim against the Guarantor that delivered the guarantee. If a court were to take this action, the Guarantor’s assets would be applied first to satisfy the Guarantor’s liabilities, including trade payables, and preferred stock claims, if any, before any payment in respect of the guarantee could be made. A Guarantor’s remaining assets may not be sufficient to satisfy the claims of holders of the notes relating to any voided portions of the guarantees and any related security.
An investment in the notes by a purchaser whose home currency is not euros entails significant risks.
All payments of interest on and the principal of the notes and any redemption price for the notes will be made in euros. An investment in the notes by a purchaser whose home currency is not euros entails significant risks. These risks include the possibility of significant changes in rates of exchange between the holder’s home currency and euro and the possibility of the imposition or subsequent modification of foreign exchange controls. These risks generally depend on factors over which we have no control, such as economic, financial and political events and the supply of and demand for the relevant currencies. In the past, rates of exchange between the euros and certain currencies have been highly volatile, and each holder should be aware that volatility may occur in the future. Fluctuations in any particular exchange rate that have occurred in the past, however, are not necessarily indicative of fluctuations in the rate that may occur during the term of the notes. Depreciation of the euro against the holder’s home currency would result in a decrease in the effective yield of the notes below its coupon rate and, in certain circumstances, could result in a loss to the holder. Investing in the notes by U.S. investors may also have important tax consequences. See “Certain Material U.S. Federal Income Tax Considerations” for more detail.
In a lawsuit for payment on the notes, an investor may bear currency exchange risk.
The notes and the indenture governing the notes will be governed by the laws of the State of New York. Under New York law, a New York state court rendering a judgment on the notes would be required to render the judgment in euros. The judgment would be converted into U.S. dollars, however, at the exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on the notes, investors whose home currency is not euros would bear currency exchange risk until a New York state court judgment is entered, which could be a significant amount of time. A U.S. federal court sitting in New York with diversity jurisdiction over a dispute arising in connection with the notes would apply the foregoing New York law. To the extent that a judgment is ordered in U.S. dollars, an investor would be subject to exchange risk on the amount they receive in euros due to variation in the exchange rate between the time of judgment and the time of collection.
In courts outside of New York, investors may not be able to obtain a judgment in a currency other than U.S. dollars. For example, a judgment for money in an action based on the notes in many other U.S. federal or state courts ordinarily would be enforced in the United States only in U.S. dollars. The indenture includes an indemnity by the Company against a deficiency due to any such judgment, but there can be no assurance that such indemnity will be enforced. The date used to determine the rate of conversion of euros into U.S. dollars would depend upon various factors, including which court renders the judgment and when the judgment is rendered.

Trading in the clearing systems is subject to minimum denomination requirements.
The notes will be issued only in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof. It is possible that the clearing systems may process trades which could result in amounts being held in denominations smaller than the minimum denominations. If definitive notes are required to be issued in relation to such notes in accordance with the provisions of the relevant global notes, a holder who does not have the minimum denomination or an integral multiple of €1,000 in excess thereof in its account with the relevant clearing system at the relevant time may not receive all of its entitlement in the form of definitive notes unless and until such time as its holding satisfies the minimum denomination requirement.
The notes permit us to make payments in U.S. dollars if we are unable to obtain euro.
If the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the notes will be made in U.S. dollars until the euro is again available to us or so used. The amount payable on any date in euro will be converted into U.S. dollars at the most recently available market exchange rate for euro. Any payment in respect of the notes so made in U.S. dollars will not constitute an event of default under the notes or the indenture governing the notes.
The notes will initially be held in book-entry form and therefore investors must rely on the procedures of the relevant clearing systems to exercise any rights and remedies.
The notes will initially only be issued in global certificated form and held through Euroclear and Clearstream. Interests in the global notes will trade in book-entry form only, and notes in definitive registered form will be issued in exchange for book-entry interests only in very limited circumstances. Owners of book-entry interests will not be considered owners or holders of notes. The common depositary for Euroclear and Clearstream, or its nominee, will be the sole registered holder of the global notes representing the notes. Payments of principal, interest and other amounts owing on or in respect of the global notes representing the notes will be made to the paying agent for the notes, which will make payments to Euroclear and Clearstream. Thereafter, these payments will be credited to participants’ accounts that hold book-entry interests in the global notes representing the notes and credited by such participants to indirect participants. After payment to the common depositary for Euroclear and Clearstream, we will have no responsibility or liability for the payment of interest, principal or other amounts to the owners of book-entry interests. Accordingly, if investors own a book-entry interest, they must rely on the procedures of Euroclear and Clearstream, and if investors are not participants in Euroclear and Clearstream, they must rely on the procedures of the participant through which they own their interest, to exercise any rights and obligations of a holder of notes under the indenture governing the notes.
Unlike the holders of the notes themselves, owners of book-entry interests will not have the direct right to act upon our solicitations for consents, requests for waivers or other actions from holders of the notes. Instead, if an investor owns a book-entry interest, they will be permitted to act only to the extent they have received appropriate proxies to do so from Euroclear and Clearstream. The procedures implemented for the granting of such proxies may not be sufficient to enable such investor to vote on a timely basis.
Similarly, upon the occurrence of an event of default under the indenture governing the notes, unless and until definitive registered notes are issued in respect of all book-entry interests, if investors own book-entry interests, they will be restricted to acting through Euroclear and Clearstream. The procedures to be implemented through Euroclear and Clearstream may not be adequate to ensure the timely exercise of rights under the Notes. See “Description of the Notes — Book-Entry, Clearance and Settlement.”
Risks Related to our Business
For risks related to our business, please see our Annual Report on Form 10-K for the year ended December 31, 2023, which is incorporated by reference herein.

CURRENCY CONVERSION
On March 29, 2024, the Euro/U.S. dollar spot exchange rate was €1.00= $1.0790, as published by Bloomberg.
Investors will be subject to foreign exchange risks as to payments of principal and interest that may have important economic and tax consequences to them. See “Risk Factors — Risks Related to the Notes and this Offering” for a discussion of some of these risks.

USE OF PROCEEDS
We estimate that the net proceeds from this offering, after deducting estimated fees and expenses and the underwriters’ discounts and commissions, will be approximately €793.5 million (or approximately $856.1  million using the Euro/U.S. dollar spot exchange rate of €1.00=/$1.0790 on March 29, 2024, as published by Bloomberg).
We intend to use all the net proceeds of the offering for general corporate purposes including the repayment of the €800.0 million notes issued on July 7, 2016 upon maturity in July 2024 (or approximately $863.2 million using the Euro/U.S. dollar spot exchange rate of €1.00=$1.0790 on March 29, 2024, as published by Bloomberg). The net proceeds from this offering will not be deposited into an escrow account and you will not receive a security interest in such proceeds.

CAPITALIZATION
The table below sets forth our cash and cash equivalents and capitalization as of March 31, 2024:
•
on an actual basis; and

•
on an adjusted basis to give effect to the offering of the notes, deducting underwriting discounts and commissions and estimated offering expenses payable by us and the repayment of our existing €800.0 million notes upon maturity in July 2024.

You should read this table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, as well as our financial statements and unaudited condensed combined financial information and the related notes thereto included or incorporated by reference in this prospectus supplement.
	As of March 31, 2024
	Actual	As Adjusted
	(in millions)
Cash and cash equivalents	$458.4	$451.3
Short-term borrowings and current portion of long-term debt:
Short-term borrowings(1)	33.6	33.6
Current portion of long-term debt	871.9	8.7
Total current portion of long-term debt and short-term borrowings	905.5	42.3
Long-term debt:
EUR 800 million 1.25% notes due July 2024	863.2	—
CAD 500 million 3.44% notes due July 2026	369.3	369.3
$2.0 billion 3.0% notes due July 2026	2,000.0	2,000.0
$1.1 billion 5.0% notes due May 2042	1,100.0	1,100.0
$1.8 billion 4.2% notes due July 2046	1,800.0	1,800.0
Notes offered hereby(2)	—	863.2
Finance leases	62.0	62.0
Other	24.1	24.1
Less: unamortized debt discounts and debt issuance costs	(34.5)	(41.6)
Total long-term debt (including current portion)	6,184.1	6,177.0
Less: current portion of long-term debt	(871.9)	(8.7)
Total long-term debt	5,312.2	6,168.3
Total equity	13,330.9	13,330.9
Total capitalization	$19,548.6	$19,541.5

(1)
Our short-term borrowings include bank overdrafts, borrowings on our overdraft facilities and other items.

(2)
The amounts presented in respect of the notes offered hereby represents the U.S. dollar equivalent of the €800.0 million principal amount of the Notes being offered hereby, using the Euro/U.S. dollar spot exchange rate of €1.00=$1.0790 on March 29, 2024 as published by Bloomberg.

DESCRIPTION OF THE NOTES
This section describes the specific financial and legal terms of the notes (as defined below). References to “we,” “us” or the “Company” in this Description of the Notes are references to Molson Coors Beverage Company and not any of its subsidiaries. The following is a summary of the material terms of the notes offered hereby and does not purport to be complete. Reference is made to the indenture (defined below) for the full text of the terms of the notes, a copy of which is available from us upon request as described under the caption “Information Incorporated by Reference.” The terms of the notes include those stated in the indenture and those made a part of the indenture by reference to the Trust Indenture Act of 1939, as amended.
General
The notes offered hereby will be issued under an indenture, to be dated as of May 29, 2024, among the Company, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee as supplemented by a supplemental indenture, to be dated as of May 29, 2024, between us, the Guarantors and the trustee and paying agent (as supplemented, the “indenture”), in an aggregate principal amount of €800.0 million. The notes will mature on June 15, 2032. The notes will be issued only in fully registered form without coupons in minimum denominations of €100,000 and integral multiples of €1,000 above that amount. No service charge will be made for any transfer or exchange of the notes, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. The notes will not be entitled to any sinking fund.
Interest will accrue on the notes at the rate per annum shown on the cover of this prospectus supplement from the issue date of the notes, or from the most recent date to which interest has been paid or provided for, and will be payable in cash annually in arrears on June 15 of each year, beginning on June 15, 2024 to the persons in whose names the notes are registered in the security register at the close of business on the June 5 preceding the relevant interest payment date, except that interest payable at maturity shall be paid to the same persons to whom principal of such notes is payable. Interest on the notes will be computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on the notes (or May 29, 2024 if no interest has been paid on the notes, to but excluding the next scheduled interest payment date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Markets Association. Principal and interest will be payable, and the notes will be transferable or exchangeable, at the office or offices or agency maintained by us for this purpose.
If any interest payment date is not a Business Day, we will pay interest on the next day that is a Business Day as if payment were made on the date such payment was due, and no interest will accrue on the amounts so payable for such delay. A Business Day is a day other than a Saturday, Sunday or other day on which commercial banks in New York City or London are authorized or required by law to close, or on which the Trans-European Automated Real-time Gross Settlement Express Transfer system (the TARGET System or any successor or replacement for that system), or any successor thereto, is closed.
We will initially appoint The Bank of New York Mellon, London Branch at its corporate trust office as a paying agent for the notes. We will cause each transfer agent to act as a co-registrar and will cause to be kept at the office of the registrar a register in which, subject to such reasonable regulations as we may prescribe, we will provide for the registration of the notes and registration of transfers of the notes. We may vary or terminate the appointment of any paying agent or transfer agent, or appoint additional or other such agents or approve any change in the office through which any such agent acts. We will provide you with notice of any resignation, termination or appointment of the trustee or any paying agent or transfer agent, and of any change in the office through which any such agent will act.
The notes will be unsecured and unsubordinated obligations of the Company and will rank pari passu with its other unsecured and unsubordinated debt, including the Existing Notes (defined below) and U.S. borrowings under our credit facilities.
We may issue additional securities under the indenture from time to time in one or more other series, which may have terms and conditions that differ from those set forth herein. We are initially offering the notes in the aggregate principal amount of €800.0 million. In addition, we may, without the consent of the holders of the notes, issue additional notes having the same terms and conditions in all respects as the notes being offered hereby, except for the applicable issue date and the issue price. Any such additional notes having such similar terms, together with the notes offered by this prospectus supplement, will be treated as a single series of securities under the indenture, provided that if any such additional notes are not fungible with the existing notes for United States federal income tax purposes, such additional notes will have separate ISIN, CUSIP and Common Code numbers, as applicable.
The notes and other securities of other series under the indenture will vote together as a single class in many circumstances. To the extent that any securities are issued under the indenture and denominated in a currency other than U.S. dollars, the principal amount of the notes and such other securities for purposes of any act, consent or waiver under the indenture shall be determined as the dollar equivalent thereof, converted based on the spot rate (as determined by us in our discretion) at 11:00 a.m. Eastern time on the Business Day before the record date for such act, waiver or consent (or, if there is no such record date, the date when such act, consent or waiver is taken).
Guarantees
The notes and obligation under the Indenture will be jointly and severally guaranteed on a full and unconditional senior unsecured basis initially by Molson Coors International LP, Molson Canada 2005, Coors Brewing Company, CBC Holdco LLC, CBC Holdco 2 LLC, Newco3, Inc., Molson Coors Holdco, Inc., CBC Holdco 3, Inc., Molson Coors USA LLC, Molson Coors Beverage Company USA LLC, and Coors Distributing Company. The Guarantors will fully and unconditionally guarantee the payment of all of the principal of, and any premium and interest, if any, on, the notes when due, whether at maturity or otherwise. Each guarantee will be limited as necessary to prevent such guarantee from being rendered voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. Each of these entities will also guarantee our obligations under our credit facilities and our Existing Notes.
Each Guarantor that makes a payment under its guarantee will be entitled to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP. If a guarantee were to be rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the applicable Guarantor and, depending on the amount of such indebtedness, a Guarantor’s liability on its guarantee could be reduced to zero.
In addition, the Company will cause each of its domestic Subsidiaries that guarantees Senior Debt of the Company under (i) the Company’s then-existing primary credit facility, (ii) the 1.250% notes due 2024, the 3.44% notes due 2026, the 3.0% notes due 2026, the 5.0% notes due 2042, or the 4.2% notes due July 2046, or (iii) any senior unsecured notes issued by the Company in future capital markets transactions (“Additional Debt”), after the first original issue date of the notes to, within 30 days of any of the events listed in clauses (i), (ii), and (iii) immediately above, to execute and deliver to the trustee a supplemental indenture pursuant to which such Subsidiary will guarantee payment of the notes on the same terms and conditions as the original guarantees from the initial Guarantors.
A Guarantor will be automatically released and relieved from all its obligations under its guarantee in the following circumstances:
(a)
upon the sale or other disposition (including by way of consolidation or merger), in one transaction or a series of related transactions, of at least a majority of the total voting power of the capital stock or other interests of such Guarantor (other than to the Company or any of its Subsidiaries), as permitted under the indenture;

(b)
upon the sale or disposition of all or substantially all the assets of such Guarantor (other than to the Company or any of its Subsidiaries), as permitted under the indenture; or

(c)
if at any time when no event of default has occured and is continuing with respect to the notes, such Guarantor no longer guarantees (or which guarantee is being simultaneously released or will be immediately released after the release of the Guarantor) the Debt of the Company under (i) the Company’s then-existing primary credit facility, (ii) the Existing Notes or (iii) any Additional Debt.
“Senior Debt” means, with respect to any Person, Debt of such Person, whether outstanding on the date of the indenture or thereafter incurred unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are subordinate in right of payment to the notes; provided, however, that Senior Debt shall not include (1) any Debt of such Person owing to any affiliate of the Company; or (2) any Debt of such Person (and any accrued and unpaid interest in respect thereof) which is subordinate or junior in any respect to any other Debt of such Person.
Optional Redemption
We may, at our option, at any time and from time to time redeem all or any portion of the notes at any time prior to March 15, 2032 (the “Par Call Date”) at a redemption price equal to the greater of:
•
100% of the principal amount of the notes being redeemed; and

•
the sum of the present values of the redemption price of the notes on the Par Call Date and the remaining scheduled payments of interest on the notes being redeemed as if the notes were redeemed on the Par Call Date (exclusive of interest accrued to the date of redemption) discounted to the redemption date on an annual basis (ACTUAL/ACTUAL (ICMA)) computed using a discount rate equal to the applicable Bund Rate plus 20 basis points, in each case, plus accrued and unpaid interest on the principal amount of such notes being redeemed to, but excluding, the redemption date.
The notes will be redeemable, in whole or in part, at our option at any time from time to time on or after the Par Call Date, at a redemption price equal to 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest to, but excluding, the date of redemption.
If money sufficient to pay the redemption price of all of the notes (or portions thereof) to be redeemed on the redemption date is deposited with the trustee or paying agent on or before the redemption date and certain other conditions are satisfied, then on and after such redemption date, interest will cease to accrue on the notes (or such portion thereof) called for redemption.
“Bund Rate” means, with respect to any redemption date, the rate per annum equal to the equivalent yield to maturity as of such redemption date of the Comparable German Bund Issue, assuming a price for the Comparable German Bund Issue (expressed as a percentage of its principal amount) equal to the Comparable German Bund Price for such redemption date.
“Comparable German Bund Issue” means the German Bundesanleihe security selected by any Reference German Bund Dealer as having a fixed maturity most nearly equal to the period from such redemption date to the Par Call Date, and that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of euro-denominated corporate debt securities in a principal amount approximately equal to the then outstanding principal amount of the notes and of a maturity most nearly equal to the Par Call Date; provided, however, that, if the period from such redemption date to the Par Call Date is less than one year, a fixed maturity of one year shall be used.
“Comparable German Bund Price” means, with respect to any redemption date, the average of all Reference German Bund Dealer Quotations for such date (which, in any event, must include at least two such quotations), after excluding the highest and lowest such Reference German Bund Dealer Quotations, or if we obtain fewer than four such Reference German Bund Dealer Quotations, the average of all such quotations.
“Reference German Bund Dealer” means any dealer of German Bundesanleihe securities that we select. “Reference German Bund Dealer Quotations” means, with respect to each Reference German Bund Dealer and any redemption date, the average as determined by the Company of the bid and offered prices for the Comparable German Bund Issue (expressed in each case as a percentage of its principal amount)

quoted in writing to the Company by such Reference German Bund Dealer at 3:30 p.m., Frankfurt, Germany time, on the third Business Day preceding such redemption date.
Neither the Trustee nor the Paying Agent shall be responsible for calculating the redemption price.
If we elect to redeem less than all of the notes, and such notes are at the time represented by a global note, then the particular notes to be redeemed will be selected in compliance with the requirements of the principal securities exchange, if any, on which the notes are listed and in compliance with the requirements of Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), or Clearstream Banking, société anonyme (“Clearstream”), as applicable, or if the notes are not so listed or such exchange prescribes no method of selection and the notes are not held through Euroclear or Clearstream, as applicable, or Euroclear or Clearstream, as applicable, prescribes no method of selection, the paying agent will select the notes to be redeemed by lot. If we elect to redeem less than all of the notes, and any of such notes are not represented by a global note, then the paying agent will select the particular notes to be redeemed in accordance with its customary practices and procedures (and the depositary will select by lot the particular interests in any global note to be redeemed).
We may at any time, and from time to time, purchase the notes at any price or prices in the open market, through negotiated transactions, by tender offer or otherwise.
Once notice of redemption is mailed (or otherwise transmitted in accordance with the depositary) for the notes, the notes called for redemption will become due and payable on the redemption date at the applicable redemption price.
Notice of any redemption will be mailed or electronically delivered (in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of notes to be redeemed and may, at our discretion, be subject to one or more conditions precedent including any related change of control or other corporate transactions.
Notice of any redemption of notes in connection with a corporate transaction (including any equity offering, an incurrence of indebtedness or a change of control) may, at the Company’s discretion, be given prior to the completion thereof and any such redemption or notice may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related transaction. If such redemption or purchase is so subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date. In addition, the Company may provide in such notice that payment of the redemption price and performance of the Company’s obligations with respect to such redemption may be performed by another Person. Any such redemption may be partial as a result of only some of the conditions being satisfied.
If such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Company’s discretion, the redemption date may be delayed until such time (including more than 60 days after the date the notice of redemption was mailed or delivered, including by electronic transmission) as any or all such conditions shall be satisfied (or waived by the Company in its sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Company in its sole discretion) by the redemption date, or by the redemption date so delayed.
Payment of Additional Amounts
We will, subject to the exceptions and limitations set forth below, pay such additional amounts as will result in the receipt by a holder of such amounts, after deduction for any present or future tax, assessment or other governmental charge of the United States or a political subdivision or taxing authority of or in the United States (a “Relevant Jurisdiction”), imposed by withholding with respect to the payment, as would have been received had no such withholding or deduction been required; provided, however, that the foregoing obligation to pay additional amounts shall not apply:
(1)
to any tax, assessment or other governmental charge of the United States imposed on a holder of a note that is a “United States person” (as defined below);

(2)
to any tax, assessment or other governmental charge that is imposed or withheld solely by reason of the holder (or the beneficial owner for whose benefit such holder holds such note), or a fiduciary, settlor, beneficiary, member or shareholder of the holder if the holder is an estate, trust, partnership or corporation, or a person holding a power over an estate or trust administered by a fiduciary holder, being considered as:

(a)
being or having been present or engaged in a trade or business in the Relevant Jurisdiction or having had a permanent establishment in the Relevant Jurisdiction;

(b)
having a current or former relationship with the Relevant Jurisdiction, including a relationship as a citizen or resident of the Relevant Jurisdiction;

(c)
being or having been a personal holding company, a passive foreign investment company or a controlled foreign corporation for United States federal income tax purposes or a corporation that has accumulated earnings to avoid United States federal income tax;

(d)
being or having been a “10-percent shareholder” of us as defined in section 871(h)(3) of the United States Internal Revenue Code or any successor provision (the “Code”);

(e)
being a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into the ordinary course of its trade or business, as described in section 881(c)(3)(A) of the Code; or

(3)
to any holder that is not the sole beneficial owner of the notes, or a portion of the notes, or that is a fiduciary, partnership or limited liability company, but only to the extent that a beneficial owner with respect to the holder, a beneficiary or settlor with respect to the fiduciary, or a partner or member of the partnership or limited liability company would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner, partner, or member received directly its beneficial or distributive share of the payment;

(4)
to any tax, assessment or other governmental charge that is imposed or otherwise withheld solely by reason of a failure of the holder or any other person to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the Relevant Jurisdiction of the holder or beneficial owner of the notes, if compliance is required by statute, by regulation of the Relevant Jurisdiction or any taxing authority therein or by an applicable income tax treaty to which the Relevant Jurisdiction is a party as a precondition to exemption from such tax, assessment or other governmental charge;

(5)
to any tax, assessment or other governmental charge that is imposed otherwise than by withholding or deduction from the payment;

(6)
to any tax, assessment or other governmental charge that is imposed or withheld solely by reason of a change in law, regulation, or administrative or judicial interpretation that becomes effective after the payment becomes due or is duly provided for, whichever occurs later;

(7)
to any estate, inheritance, gift, sales, excise, transfer, wealth, capital gains or personal property tax or similar tax, assessment or other governmental charge;

(8)
to any tax, assessment or other governmental charge any paying agent (which term may include us) must withhold from any payment of principal of or interest on any note, if such payment can be made without such withholding by any other paying agent;

(9)
to any tax, assessment or governmental charge that would not have been so imposed or withheld but for the presentation by the holder of a note for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

(10)
any withholding or deduction pursuant to an agreement described in Section 1471(b) of the Code or otherwise imposed pursuant to Sections 1471 through 1474 of the Code (or any regulations, agreements thereunder or official interpretations thereof) or any intergovernmental agreement between the United States and another jurisdiction facilitating the implementation thereof (or any law implementing such an intergovernmental agreement);
(11)
to any tax, assessment or governmental charge required to be withheld by any paying agent from any payment of principal of or interest on any note as a result of the presentation of any note for payment by or on behalf of a beneficial owner who would have been able to avoid the withholding or deduction by presenting the relevant global note to another paying agent in a Member State of the EU; or

(12)
in the case of any combination of the above items.

The notes are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable to the notes. Except as specifically provided under this heading “— Payment of Additional Amounts,” we will not be required to make any payment for any tax, assessment or other governmental charge imposed by any government or a political subdivision or taxing authority of or in any government or political subdivision.
As used under this heading “— Payment of Additional Amounts” and under the heading “— Redemption for Tax Reasons,” the term “United States” means the United States of America (including the states and the District of Columbia) and its territories, possessions and other areas subject to its jurisdiction, “United States person” means any individual who is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States, any state of the United States or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), or any estate or trust the income of which is subject to United States federal income taxation regardless of its source.
Redemption for Tax Reasons
If, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated under the laws) of the Relevant Jurisdiction, or any change in, or amendments to, an official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after the date of this prospectus supplement (or, in the case of a successor to the Company, the date of succession), we become or, based upon a written opinion of independent counsel of recognized standing selected by us, there is a substantial probability that we will become, obligated to pay additional amounts as described herein under the heading “— Payment of Additional Amounts” with respect to the notes, then we may at our option redeem, in whole, but not in part, the notes on not less than 30 nor more than 60 days prior notice, at a redemption price equal to 100% of their principal amount, together with interest accrued but unpaid on those notes to the date fixed for redemption, provided such obligation cannot be avoided by our taking reasonable measures available to us.
Repurchase Upon Change of Control Triggering Event
If a Change of Control Triggering Event (as defined below) occurs with respect to the notes, unless we have exercised our right to redeem such notes upon the occurrence of specified events involving taxation as described above under “— Redemption for Tax Reasons,” or we have unconditionally exercised our right to redeem such notes as described herein, each holder of such notes will have the right to require us to repurchase all or any part (equal to €100,000 or an integral multiple of €1,000 in excess thereof) of their notes pursuant to the offer described below (the “Change of Control Offer”) on the terms set forth in the indenture. In the Change of Control Offer, we will offer payment in cash equal to 101% of the aggregate principal amount of the notes repurchased, plus accrued and unpaid interest, if any, on the notes repurchased to, but excluding, the date of purchase (the “Change of Control Payment”).
Within 30 days following any Change of Control Triggering Event with respect to the notes, or, at our option, prior to the date of consummation of any Change of Control, but after public announcement of the pending Change of Control, we will mail a notice to holders of the notes, with a copy to the trustee and the paying agent, describing the transaction or transactions that constitute the Change of Control and offering to repurchase such notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”), pursuant to the procedures required by the indenture and described in such notice. The repurchase obligation with respect to any notice mailed prior to the consummation of the Change of Control, shall be conditioned on the Change of Control Triggering Event occurring on or prior to the payment date specified in the notice.
To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control provisions of the indenture by virtue of such conflicts.
On the Change of Control Payment Date, we will, to the extent lawful:
•
accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

•
deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered and not validly withdrawn; and

•
deliver or cause to be delivered to the trustee the notes properly accepted together with an officer’s certificate stating the aggregate principal amount of notes being repurchased.

The paying agent will promptly mail to each holder of notes properly tendered and not validly withdrawn the purchase price for such notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new note equal in principal amount to any unpurchased portion of any notes surrendered; provided that each new note will be in a principal amount of €100,000 or an integral multiple of €1,000 in excess thereof.
We will not be required to make an offer to repurchase the notes upon a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and such third party purchases all notes properly tendered and not withdrawn under its offer.
For purposes of the foregoing discussion of a repurchase at the option of holders, the following definitions are applicable:
“Below Investment Grade Rating Event” means the notes are rated below an Investment Grade Rating by each of the Rating Agencies on any date from the earlier of (1) the occurrence of a Change of Control or (2) public notice of our intention to effect a Change of Control, in each case until the end of the 60-day period following the earlier of (1) the occurrence of a Change of Control or (2) public notice of our intention to effect a Change of Control; provided, however, that if during such 60-day period one or more Rating Agencies has publicly announced that it is considering a possible downgrade of the notes, then such 60-day period shall be extended for such time as the rating of the notes by any such Rating Agency remains under publicly announced consideration for possible downgrade. Notwithstanding the foregoing, a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Triggering Event) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform us in writing at our request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control has occurred at the time of the Below Investment Grade Rating Event). The Trustee shall have no obligation to monitor the ratings of the notes.
“beneficial owner” will be determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 the “Exchange Act”), as in effect on the date of the indenture.
“beneficially own” and “beneficially owned” have meanings correlative to that of beneficial owner.
“Change of Control” means the occurrence of any of the following: (1) any “person” or “group” (other than the “permitted parties”) is or becomes (by way of merger or consolidation or otherwise) the “beneficial owner,” directly or indirectly, of shares of our Voting Stock representing 50% or more of the total voting power of all outstanding classes of our Voting Stock or has the power, directly or indirectly, to elect a majority of the members of our board of directors; (2) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties and assets of us and our Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than to (i) us or one of our Subsidiaries, or (ii) one or more permitted parties; or (3) the holders of our capital stock approve any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the indenture). Notwithstanding the foregoing, (a) a transaction will not be deemed to involve a Change of Control if (i) the Company becomes a direct or indirect wholly owned subsidiary of a holding company and (ii)(A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Company’s voting stock immediately prior to that transaction or (B) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the voting stock of such holding company, and (b) the right to acquire Voting Stock (so long as such person does not have the right to direct the voting of the Voting Stock subject to such right) or any consent or veto power in connection with the acquisition or disposition of Voting Stock or under any contract will not cause a party to be a “beneficial owner.”
“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB− (or the equivalent) by S&P.
“Moody’s” means Moody’s Investors Service, Inc., and its successors.
“person” or “group” have the meanings given to them for purposes of Sections 13(d) and 14(d) of the Exchange Act as in effect on the issue date of the notes (but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan, and any permitted party shall be excluded when determining the members of such “group”), and the term “group” includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act as in effect on the issue date of the notes.
“permitted party” means (a) (i) the Adolph Coors, Jr. Trust, (ii) any trustee of such Trust acting in its capacity as such, (iii) any Person that is a beneficiary of such trust on the date hereof, (iv) any other trust or similar arrangement for the benefit of such beneficiaries, (v) the successors of any such Persons, (vi) any Persons Controlled by such Persons, (vii) Peter H. Coors and Marilyn E. Coors, their estates, their lineal descendants and any other trust or similar arrangement for the benefit of such Persons and (viii) any Person who any of the foregoing have voting control over the Voting Stock of the Company held by such Person; and (b) (i) Pentland Securities (1981) Inc., a Canadian corporation, (ii) Lincolnshire Holdings Inc., (iii) Nooya Investments Inc., (iv) Eric Molson and Stephen Molson, their spouses, their estates, their lineal descendants and any trusts or similar arrangements for the benefit of such Persons (including, as to any common stock of the Company held by it for the benefit of such Persons, the trust established under the Voting and Exchange Trust Agreement (as defined in the Combination Agreement dated as of July 21, 2004 between the Company and Molson) and any Person that is a beneficiary of such trusts or similar arrangements on the date hereof,, (v) the successors of any such Persons, (vi) any Persons Controlled by such Persons, and (vii) any Person who any of the foregoing have voting control over the Voting Stock of the Company held by such Person.
“Rating Agencies” means (1) each of Moody’s and S&P; and (2) if either of Moody’s or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange

Act, selected by us (as certified by a resolution of our board of directors) as a replacement agency for Moody’s or S&P, or both, as the case may be.
“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.
The term “all or substantially all” as used in the definition of Change of Control will likely be interpreted under applicable state law and will be dependent upon particular facts and circumstances. There may be a degree of uncertainty in interpreting this phrase. As a result, we cannot assure you how a court would interpret this phrase under applicable law if you elect to exercise your rights following the occurrence of a transaction which you believe constitutes a transfer of “all or substantially all” of our assets.
In calculating the amount of Voting Stock owned by a person or group the Voting Stock “beneficially owned” by any permitted party shall not be included.
Certain Restrictions
The following restrictions will apply to the notes:
Restrictions on Secured Debt
If the Company or any Restricted Subsidiary shall incur, issue, assume or enter into a guarantee of any Debt secured by a mortgage, pledge or lien (“Mortgage,” provided, however, that in no event shall an operating lease be deemed to constitute a Mortgage) on any Principal Property of the Company or any Subsidiary, or on any Capital Stock of any Restricted Subsidiary, the Company will, or will cause such Subsidiary or Restricted Subsidiary to, secure the notes equally and ratably with (or, prior to) such secured Debt, for so long as such Debt is so secured, unless the aggregate amount of all such secured Debt (for the avoidance of doubt, to the extent such debt is secured by a Mortgage on any Principal Property), when taken together with all Attributable Debt with respect to sale and leaseback transactions involving Principal Properties of the Company or any Subsidiary (with the exception of such transactions which are excluded as described in the next paragraph and in the second paragraph in “— Restrictions on Sales and Leasebacks” below), would not, at the time of such incurrence or guarantee, exceed the greater of (i) $800 million or (ii) 15% of Consolidated Net Tangible Assets, as determined based on the most recent available consolidated balance sheet of the Company.
The above restriction will not apply to Debt secured by:
(1)
Mortgages existing on any property prior to the acquisition thereof by the Company or a Restricted Subsidiary or existing on any property of any corporation or other entity that becomes a Subsidiary after the date of the indenture prior to the time such corporation becomes a Subsidiary or securing indebtedness that is used to pay the cost of acquisition of such property or to reimburse the Company or a Restricted Subsidiary for that cost; provided, however, that such Mortgage shall not apply to any other property of the Company or a Restricted Subsidiary other than improvements and accessions to the property to which it originally applies and as otherwise permitted;

(2)
Mortgages to secure the cost of development or construction of such property, or improvements of such property; provided, however, that such Mortgages shall not apply to any other property of the Company or any Restricted Subsidiary unless otherwise permitted;

(3)
Mortgages in favor of a governmental entity or in favor of the holders of securities issued by any such entity, pursuant to any contract or statute (including Mortgages to secure debt of the pollution control or industrial revenue bond type) or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such Mortgages;

(4)
Mortgages securing indebtedness owing to the Company or a Guarantor;

(5)
Mortgages existing on the first date the notes are originally issued;

(6)
Mortgages required in connection with governmental programs which provide financial or tax benefits, as long as substantially all of the obligations secured are in lieu of or reduce an obligation that would have been secured by a lien permitted under the indenture;

(7)
extensions, renewals or replacements of the Mortgages referred to in this paragraph (other than Mortgages described in clauses (2) and (4) above) so long as the principal amount of the secured Debt is not increased (except by an amount not to exceed the fees and expenses, including any premium and defeasance costs incurred with such extension, renewal or replacement) and the extension, renewal or replacement is limited to all or part of the same property secured (and for the avoidance of doubt could have been secured) by the Mortgage so extended, renewed or replaced; or

(8)
Mortgages in connection with sale and leaseback transactions described in the second paragraph in “— Restrictions on Sales and Leasebacks” below.

For the avoidance of doubt, the accrual of interest, accretion or amortization of original issue discount or accreted value, the accretion of dividends, and the payment of interest on Debt in the form of additional Debt will not be deemed to be an incurrence, issuance, assumption or guarantee of Debt.
Restrictions on Sales and Leasebacks
Neither the Company nor any Restricted Subsidiary may enter into any sale and leaseback transaction involving any Principal Property, unless the aggregate amount of all Attributable Debt with respect to such transactions, when taken together with all secured Debt permitted under the first paragraph in “— Restrictions on Secured Debt” above (and not excluded in the second paragraph thereof) would not, at the time such transaction is entered into, exceed the greater of (i) $800 million or (ii) 15% of Consolidated Net Tangible Assets, as determined based on the most recent available consolidated balance sheet of the Company.
The above restriction will not apply to, and there will be excluded from Attributable Debt in any computation under this restriction, any sale and leaseback transaction if:
(1)
the transaction is between or among two or more of the Company and the Guarantors;

(2)
the lease is for a period, including renewal rights, of not in excess of three years;

(3)
the transaction is with a governmental authority that provides financial or tax benefits;

(4)
the net proceeds of the sale are at least equal to the fair market value of the property and, within 180 days of the transfer, the Company or the Guarantors repay Funded Debt owed by them or make expenditures for the expansion, construction or acquisition of a Principal Property at least equal to the net proceeds of the sale; or

(5)
such sale and leaseback transaction is entered into within 180 days after the acquisition or construction, in whole but not in part, of such Principal Property.

SEC Reports
The indenture will provide that any documents or reports that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act must be filed by us with the trustee (with a copy to the paying agent) within 15 days after the same are required to be filed with the SEC (giving effect to any grace period provided by Rule 12b- 25 under the Exchange Act). Documents filed by us with the SEC via the EDGAR system (or any successor thereto) will be deemed to be filed with the trustee and copied to the paying agent as of the time such documents are filed via EDGAR.
Certain Definitions
“Attributable Debt” means, as to any particular lease under which any Person is at the time liable and at any date as of which the amount of such liability is to be determined, the total net amount of rent required to be paid by such Person under such lease during the remaining primary term thereof, discounted from the respective due dates thereof to such date at the actual percentage rate inherent in such arrangements as determined in good faith by the Company. The net amount of rent required to be paid under any such lease for any such period shall be the aggregate amount payable by the lessee with respect to such period after excluding amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments and similar charges. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be terminated.
“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations, units or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, but excluding any debt securities convertible into such equity.
“Consolidated Net Tangible Assets” means the consolidated total assets of the Company, including its consolidated subsidiaries, after deducting current liabilities (except for those which are Funded Debt or the current maturities of Funded Debt) and goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other intangible assets. Deferred income taxes, deferred investment tax credit or other similar items, as calculated in accordance with GAAP, will not be considered as a liability or as a deduction from or adjustment to total assets. Consolidated Net Tangible Assets, for the avoidance of doubt, may, at the Issuers’ option, be calculated on a pro forma basis to give effect to any assets acquired or to be acquired on or before the date of calculation.
“Debt” means with respect to any Person:
(1)
indebtedness for money borrowed of such Person, whether outstanding on the date of the indenture or thereafter incurred; and

(2)
indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable.

The amount of indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the amount of any contingent obligation at such date that would be classified as indebtedness in accordance with GAAP; provided, however, that (i) in the case of indebtedness sold at a discount, the amount of such indebtedness at any time will be the accreted value thereof at such time and (ii) otherwise the amount of such indebtedness will be the principal amount of such indebtedness.
“Funded Debt” of any Person means (a) all Debt of such Person having a maturity of more than 12 months from the date as of which the determination is made or having a maturity of 12 months or less but by its terms being renewable or extendable beyond 12 months from such date at the option of such Person, or (b) rental obligations of such Person payable more than 12 months from such date under leases which are capitalized in accordance with GAAP (such rental obligations to be included as Funded Debt at the amount so capitalized).
“GAAP” means generally accepted accounting principles in the United States which are in effect on the issue date of the notes. At any time after the issue date of the notes, the Company may elect to apply International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”) accounting principles in lieu of GAAP and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS on the date of such election; provided that any such election, once made, shall be irrevocable; provided, further, that any calculation or determination in the indenture that requires the application of GAAP for periods that include fiscal quarters ended prior to the Company’s election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP.
“Guarantors” means (a) Molson Coors International LP, Molson Canada 2005, Coors Brewing Company, CBC Holdco LLC, CBC Holdco 2 LLC, Newco3, Inc., Molson Coors Holdco, Inc., CBC Holdco 3, Inc., Molson Coors USA LLC, Molson Coors Beverage Company USA LLC, and Coors Distributing Company, and (b) each of the Company’s future Subsidiaries that guarantees the notes as required by the provisions described under “— Guarantees” above, until in each case, such entity is released as a Guarantor pursuant to the terms of the indenture.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity.
“Principal Property” means any brewery, manufacturing, processing or packaging plant or warehouse owned at the date of the indenture or thereafter acquired by the Company or any Restricted Subsidiary which is located within the United States of America or Canada, other than any property which in the opinion of the Board of Directors of the Company is not of material importance to the total business conducted by the Company and the Restricted Subsidiaries as an entirety.
“Restricted Subsidiary” means a Subsidiary of the Company (a) substantially all the property of which is located, or substantially all the business of which is carried on, within the United States or Canada, and (b) which owns a Principal Property.
“Significant Subsidiary” means any Subsidiary (i) the consolidated revenue of which represents 10% or more of the consolidated revenue of the Company, or (ii) the consolidated gross assets of which represent 10% or more of the consolidated gross assets of the Company, in each case as reflected in the most recent annual audited financial statements of the Company; provided that in the case of a Subsidiary acquired by the Company during or after the financial year shown in the most recent annual audited financial statements of the Company, such calculation shall be made on the basis of the contribution of the Subsidiary considered on a pro-forma basis as if it had been acquired at the beginning of the relevant period, with the pro-forma calculation (including any adjustments) being made by the Company acting in good faith.
“Subsidiary” means, with respect to any Person, any other Person more than 50% of the outstanding Voting Stock of which at the time of determination is owned, directly or indirectly, by such first Person and/or one or more other Subsidiaries of such first Person.
“Voting Stock” of any entity means the class or classes of Capital Stock then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote generally on matters to be decided by the stockholders (or other owners) of such entity (including the election of directors), which, for the avoidance of doubt, in the case of the Company as of the date hereof consists of the Class A common stock and the Special Class A voting stock, taken together.
Merger, Consolidation or Sale of Assets
The indenture will provide that (i) the Company shall not merge or sell, convey, transfer or lease, in one transaction or a series of transactions, directly or indirectly, all or substantially all of its assets, and (ii) a Guarantor shall not merge or sell, convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets, in each case to any Person unless (i) the successor is organized under the laws of the United States, Canada, Switzerland, the United Kingdom, any member of the European Union or the predecessor’s jurisdiction of organization, or any state, province or division thereof, or the District of Columbia, (ii) such successor assumes the obligations of the Company or such Guarantor with respect to the notes or the related guarantee, as applicable, under the indenture (it being understood that any obligation to pay Additional Amounts shall be determined mutatis mutandis, by treating any jurisdiction under the laws of which such successor is organized or resident for tax purposes and any political subdivision or taxing authority as therein having the power to tax, as a Relevant Jurisdiction), and (iii) after giving effect to such transaction, no default or event of default under the indenture will have occurred and be continuing.
Defeasance and Discharge
The indenture will provide that the Company may elect either (i) to defease and be discharged from any and all obligations with respect to the notes (except as otherwise provided in the indenture) (“defeasance”) or (ii) to be released, and to have the Guarantors released, from any and all obligations with respect to certain covenants that are described in the indenture (“covenant defeasance”), upon the irrevocable deposit with the paying agent, in trust for such purpose, of money and/or government obligations that through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient, in the opinion of a certified public accounting firm of national reputation, without reinvestment, to pay the principal of, premium, if any, and interest on the notes to maturity or redemption, as the case may be

(provided that any excess moneys or government obligations and any moneys or government obligations remaining unclaimed after two years from the maturity date or redemption date, as applicable, with respect to such notes will be repaid). As a condition to defeasance or covenant defeasance, the Company must deliver to the trustee (with a copy to the paying agent) an opinion of counsel to the effect that the beneficial owners of the notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the indenture. The Company may exercise its defeasance option with respect to the notes notwithstanding the prior exercise of the covenant defeasance option with respect thereto. If the Company exercises the defeasance option with respect to the notes, payment of the notes may not thereafter be accelerated because of an event of default.
If the Company exercises the covenant defeasance option with respect to the notes, payment of the notes may not thereafter be accelerated by reference to any covenant from which the Company and the Guarantors were released as described under clause (ii) of the immediately preceding paragraph. However, if acceleration were to occur for other reasons, the realizable value at the acceleration date of the money and government obligations in the defeasance trust could be less than the principal and interest then due on the notes, in that the required deposit in the defeasance trust is based upon scheduled cash flows rather than market value, which will vary depending upon interest rates and other factors.
As used in this section, “government obligations” means euro-denominated securities that are direct obligations (or certificates representing an ownership interest in such obligations) of a member state of the European Union as of the date of the indenture (including any agency or instrumentality thereof) for the payment of which the full faith and credit of such government is pledged; provided that such member state has a long-term government debt rating of “A1” or higher by Moody’s or “A+” or higher by S&P or the equivalent rating category of another internationally recognized rating agency.
Events of Default
Each of the following constitutes an event of default under the indenture with respect to the notes:
(1)
default in the payment of any installment of interest on the notes issued under the indenture for 30 days after becoming due;

(2)
default in the payment of principal (or premium, if any) on the notes issued under the indenture when due;

(3)
default in the performance of any other covenant with respect to the notes continuing for 90 days after notice as provided below;

(4)
if payment of any Debt of the Company, the Guarantors or any of the Company’s Significant Subsidiaries in a principal amount exceeding the greater of (i) $250 million or (ii) 5% of Consolidated Net Tangible Assets is accelerated as a result of the failure of the Company, any Guarantor or any of the Company’s Significant Subsidiaries to perform any covenant or agreement applicable to such Debt which acceleration is not rescinded or annulled within 60 days after written notice thereof; and

(5)
certain events of bankruptcy, insolvency or reorganization with respect to the Company.

If an event of default described in clause (1) through (4) above shall occur and be continuing with respect to the outstanding notes, then either the trustee or the holders of at least 25% in principal amount of the notes may declare the principal and premium, if any, of the notes and the accrued interest thereon, if any, to be due and payable.
If an event of default described in clause (5) above shall occur and be continuing, then the principal and premium, if any, of the notes and the accrued interest thereon, if any, shall be due and payable without any declaration or other act on the part of the trustee or any holders of the notes.

The indenture will provide that the trustee shall, within 90 days after the occurrence of a default known to the trustee, give the holders of the notes notice of all uncured defaults known to it (the term “default” to mean the events specified above without grace periods); provided that, except in the case of default in the payment of principal of or interest on the notes, the trustee shall be protected in withholding such notice if it in good faith determines the withholding of such notice is in the interest of the holders of the notes and so advises the Company in writing. At any time after such declaration of acceleration has been made, the holders of a majority in principal amount of the notes, by written notice to the Company and the trustee, may, in certain circumstances, rescind and annul such declaration with respect to the notes, provided that such rescission would not conflict with any judgment or decree, and if all existing events of default have been cured or waived except non-payment of the principal amount or premium, if any, or interest on the notes that has become due solely because of acceleration. A default will be deemed to be known to the Trustee only in the case it has received written notice of such default.
We will furnish to the trustee (with a copy to the paying agent) within 120 days after the end of the Company’s fiscal year a statement by certain officers to the effect that, to the best of their knowledge, no default has occurred under the indenture or, if there has been a default, specifying each such default. The holders of a majority of the outstanding principal amount of the notes affected will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes, and to waive certain defaults with respect thereto. The indenture will provide that in case an event of default shall occur and be continuing, the trustee shall exercise such of its rights and powers under the indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the notes unless they first shall have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request.
Before any holder of notes may institute action for any remedy, except payment on such holder’s notes when due, the holders of not less than 25% in principal amount of the outstanding notes must request the trustee to take action and certain other conditions must be met. Holders must also offer and give the trustee security or indemnity reasonably satisfactory to it against liabilities incurred by the trustee for taking such action.
If the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the notes will be made in U.S. dollars until the euro is again available to us or so used. The amount payable on any date in euros will be converted into U.S. dollars on the basis of the most recently available market exchange rate for euro. Any payment in respect of the notes so made in U.S. dollars will not constitute an event of default. Neither the trustee nor the paying agent shall be responsible for obtaining any exchange rates or otherwise converting currency.
Modification of the Indenture and Waiver
The indenture will provide that the Company, the Guarantors (except that with respect to clause (1) below with respect to the addition of guarantors, the signatures of the other Guarantors shall not be required) and the trustee may enter into supplemental indentures without the consent of the holders of the notes of any series to:
(1)
add guarantors with respect to the notes, including any Guarantors, or to secure the notes;

(2)
add covenants for the protection of the holders of the notes;

(3)
add any additional events of default;

(4)
cure any ambiguity, omission, mistake, defect or inconsistency in the indenture;

(5)
add to or change or eliminate any provision of the indenture as shall be necessary or desirable in accordance with any amendments to the Trust Indenture Act;

(6)
supplement any of the provisions of the indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of the notes so long as any such action shall not adversely affect the interests of any holder of the notes or any other series of debt securities issued thereunder;

(7)
prohibit the authentication and delivery of additional series of notes;

(8)
provide for uncertificated notes in addition to or in place of certificated notes subject to applicable laws;

(9)
establish the form or terms of other debt securities issued under the indenture and coupons of any series of such other debt securities pursuant to the indenture and to change the procedures for transferring and exchanging such other debt securities so long as such change does not adversely affect the holders of any outstanding debt securities, including the notes (except as required by applicable securities laws);

(10)
make any change to the indenture that does not adversely affect the rights under the indenture of any holder of any series of debt securities, including the notes;

(11)
secure any series of debt securities, including the notes;

(12)
evidence the acceptance of appointment by a successor trustee and to add to or arrange any provisions of the indenture necessary for or to facilitate the administration of the trusts created under the indenture by more than one trustee;

(13)
comply with the merger and consolidation provisions pursuant to the indenture;

(14)
in the case of subordinated debt securities, to make any change to the provisions of the indenture or any supplemental indenture relating to subordination that would limit or terminate the benefits available to any holder of Senior Debt under such provisions (but only if each such holder of Senior Debt under such provisions consents to such change);

(15)
evidence the release of any Guarantor pursuant to the terms of the indenture;

(16)
add to, change, or eliminate any of the provisions of the indenture with respect to one or more series of debt securities, so long as any such addition, change or elimination not otherwise permitted under the indenture shall: (i) neither apply to any debt security of any series including the notes, created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor modify the rights of the holders of any such debt security with respect to the benefit of such provision; or (ii) become effective only when there is no such prior security outstanding; or

(17)
conform the indenture and/or the notes to this “Description of the Notes.”

The indenture will also contain provisions permitting the Company, the Guarantors and the trustee, with the consent of the holders of not less than a majority in aggregate principal amount of each series of notes affected to add any provisions to, or change in any manner or eliminate any of the provisions of, the indenture or modify in any manner the rights of the holders of such series of notes so affected. However, the Company may not, without the consent of each holder of notes of each series so affected:
(1)
extend the final maturity of such series of notes;

(2)
reduce the principal amount (or premium, if any) of such series of notes;

(3)
reduce the rate or extend the time of payment of interest on such series of notes;

(4)
reduce any amount payable on redemption of such series of notes or change the time (other than with respect to timing of notices of redemption) at which such series of notes may be redeemed in accordance with the indenture;

(5)
impair the right of any holder of such series of notes to institute suit for the payment of such series of notes;

(6)
reduce the percentage in principal amount of such series of notes the consent of the holders of which is required for any such modification;

(7)
make such series of notes payable in currency other than that stated in such series of notes;

(8)
make any changes in the ranking or priority of such series of notes that would adversely affect the holders of such series of notes;

(9)
make any change to the guarantees made by any Guarantors that would adversely affect the rights of holders of such series of notes; or

(10)
amend the above items or applicable sections of the indenture providing certain rights to the majority of holders of such series of notes.

The holders of at least a majority in principal amount of each series affected thereby then outstanding, may waive compliance by the Company and the Guarantors with certain restrictive provisions of the indenture applicable to such series. The holders of not less than a majority in principal amount of each series affected thereby then outstanding may waive any past default under the indenture applicable to such series, except a default (a) in the payment of principal of (and premium, if any) or any interest on such series, (b) in respect of a covenant, or provision of the indenture which cannot be modified or amended without the consent of the holder of each note of such series outstanding affected, or (c) arising from the failure to redeem or purchase notes of such series when required pursuant to the terms of the indenture.
Sinking Fund
There will not be a sinking fund for the notes.
Governing Law
The indenture and the notes will be governed by and construed in accordance with the laws of the State of New York.
Concerning the Trustee, Paying Agent, Registrar and Transfer Agent
The Bank of New York Mellon Trust Company, N.A. will be the trustee, registrar, and transfer agent and The Bank of New York Mellon, London Branch will be paying agent under the indenture. The Issuer may change the paying agent, the registrar or the transfer agent without prior notice to the holders, and the Company or any of its Subsidiaries may act as the paying agent, the registrar or the transfer agent.
Except during the continuance of an event of default, the trustee need perform only those duties that are specifically set forth in the indenture and no others, and no implied covenants or obligations will be read into the indenture against the trustee. In case an event of default has occurred and is continuing, the trustee shall exercise those rights and powers vested in it by the indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. No provision of the indenture will require the trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties thereunder, or in the exercise of its rights or powers, unless it receives indemnity satisfactory to it against any loss, liability or expense.
Listing
We intend to apply for the notes to be listed and admitted to trading on the New York Stock Exchange. We cannot assure you that such application will be approved. If such a listing is obtained, we have no obligation to maintain such listing and we may delist the notes at any time.
Payments in Euro
Holders will be required to pay for the notes in euro, and all payments of interest and principal, including payments made upon any redemption of the notes, will be payable in euro. If, on or after the date of this prospectus supplement, the euro is unavailable to the Company due to the imposition of exchange controls or other circumstances beyond our control or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the notes will be made in U.S. dollars until the euro is again available to us or so used. In such circumstances, the amount payable on any date in euro will be converted into U.S. dollars on the basis of the most recently available market exchange rate for euro. Any payment in respect of the notes so made in U.S. dollars will not constitute an event of default under the notes or the indenture governing the notes. Neither the trustee nor the paying agent shall have any responsibility for any calculation or conversion in connection with the forgoing or in connection with Judgment Currency.
Judgment Currency
The indenture will provide that the Company will agree, to the fullest extent that it may effectively do so under applicable law, that (a) if for the purpose of obtaining judgment in any court with respect to the notes it is necessary to convert the sum due in respect of the principal, premium, if any, or interest, if any, payable with respect to such notes into a currency in which a judgment can be rendered (the “Judgment Currency”), the rate of exchange from the currency in which payments under such notes is payable (the “Required Currency”) into the Judgment Currency will be the highest bid quotation (assuming European style quotation — i.e., Required Currency per Judgment Currency) received by the Company from three recognized foreign exchange dealers in the City of New York for the purchase of the aggregate amount of the judgment (as denominated in the Judgment Currency) on the Business Day preceding the date on which a final unappealable judgment is rendered, for settlement on such payment date, and at which the applicable dealer timely commits to execute a contract, and (b) the Company’s obligations under the indenture to make payments in the Required Currency (i) will not be discharged or satisfied by any tender, or by any recovery pursuant to any judgment (whether or not entered in accordance with the preceding clause (a)), in any currency other than the Required Currency, except to the extent that such tender or recovery will result in the actual receipt by the judgment creditor of the full amount of the Required Currency expressed to be payable in respect of such payments, (ii) will be enforceable as an alternative or additional cause of action for the purpose of recovering in the Required Currency the amount, if any, by which such actual receipt will fall short of the full amount of the Required Currency so expressed to be payable, and (iii) will not be affected by judgment being obtained for any other sum due under the indenture.
Book-Entry, Clearance and Settlement
The notes will be issued in the form of one or more fully registered global notes (each a “global note”) which will be deposited with, or on behalf of, a common depositary (the “Depositary”) for the accounts of Euroclear and Clearstream, as applicable, or any successor thereto, and registered in the name of the Depositary’s nominee.
Investors who hold beneficial interests in a global note may hold such interests directly through Euroclear and Clearstream if they are participants in these systems, or indirectly through organizations that are participants in Euroclear or Clearstream. Euroclear and Clearstream will hold interests in the global notes on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositaries.
We will not issue notes in certificated form except in certain circumstances. Instead, Euroclear and/or Clearstream will credit on its book-entry registration and transfer systems a participant’s account with the interest beneficially owned by such a participant. The laws of some jurisdictions, including certain states of the United States, may require that certain purchasers of securities take physical delivery of such securities in definitive form. The foregoing limitations may impair the ability to own, transfer or pledge book-entry interests. In addition, while the notes are in global form, owners of interests in a global note will not have the notes registered in their names, will not receive physical delivery of the notes in certificated form and will not be considered the registered owners or “holders” of notes under the indenture for any purpose. Beneficial interests in the global notes will be issued in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof. Book-entry interests will be limited to persons that have accounts with Euroclear and/or Clearstream or persons that may hold interests through such participants. Book-entry interests will be shown on, and transfers thereof will be effected only through, records maintained in book-entry form by Euroclear and/or Clearstream and their participants.
So long as the notes are held in global form, the Depositary will be considered the holder of the global notes for all purposes under the indenture. As such, participants must rely on the procedures of Euroclear and/or Clearstream and indirect participants must rely on the procedures of Euroclear and/or Clearstream and the participants through which they own book-entry interests in order to exercise any rights of holders under the indenture.
Neither the Company, nor the trustee under the indenture, nor any of the Company’s or the trustee’s respective agents will have any responsibility or be liable for any aspect of the records relating to the book-entry interests.
Euroclear and Clearstream have advised us that Euroclear and Clearstream hold securities for participating organizations. They also facilitate the clearance and settlement of securities transactions between their respective participants through electronic book-entry changes in the accounts of such participants. Euroclear and Clearstream provide various services to their participants, including the safekeeping, administration, clearance, settlement, lending and borrowing of internationally traded securities. Euroclear and Clearstream interface with domestic securities markets. Euroclear and Clearstream participants are financial institutions such as underwriters, securities brokers and dealers, banks, trust companies and certain other organizations. Indirect access to Euroclear or Clearstream is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Euroclear or Clearstream participant, either directly or indirectly.
If Euroclear or Clearstream, as applicable, notifies us that it is unwilling or unable to continue as a clearing system in connection with the global notes or, Euroclear or Clearstream, as applicable, ceases to be a clearing system, and in each case a successor clearing system is not appointed by us after receiving such notice or on becoming aware that Euroclear and Clearstream are no longer so registered, we will issue or cause to be issued individual certificates in registered form on registration of transfer of, or in exchange for, book-entry interests in the notes represented by such global notes upon delivery of such global notes for cancellation.
Title to book-entry interests in the notes will pass by book-entry registration of the transfer within the records of Clearstream or Euroclear, as the case may be, in accordance with their respective procedures. Book-entry interests in the notes may be transferred within Clearstream and within Euroclear and between Clearstream and Euroclear in accordance with procedures established for these purposes by Clearstream and Euroclear.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a general discussion of the material United States federal income tax consequences of the purchase, ownership and disposition of the notes. This summary does not provide a complete analysis of all potential tax considerations. This discussion only applies to an investor that acquires the notes pursuant to this offering at the price indicated on the cover of this prospectus supplement. This discussion is based upon the United States Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations and judicial decisions and administrative rulings and practice, all as of the date hereof and all of which are subject to change, possibly with retroactive effect. As a result, the tax considerations of purchasing, owning or disposing of the notes could differ from those described below. This discussion is limited to investors that hold the notes as “capital assets” within the meaning of Section 1221 of the Code for United States federal income tax purposes. Furthermore, this discussion is general in nature and does not address all aspects of United States federal income taxation that may be applicable to investors in light of their particular circumstances (including the impact of the Medicare contribution tax on net investment income), or to investors subject to special treatment under United States federal income tax law, such as banks and other financial institutions, insurance companies, regulated investment companies, real estate investment trusts, brokers, retirement plans, individual retirement accounts or other tax-deferred accounts, pension plans, subchapter S corporations, tax-exempt organizations, persons that are in the same “expanded group” or “modified expanded” group (each within the meaning of Proposed Treasury regulation §1.385-1) as the Company, entities that are treated as partnerships for United States federal income tax purposes and their partners, dealers or traders in securities or currencies, U.S. expatriates and former long-term residents, United States Holders (as defined below) whose “functional currency” is not the United States dollar; persons that hold the notes as part of a straddle, hedge, conversion transaction or other integrated transaction for tax purposes; persons purchasing or selling notes as part of a wash sale for tax purposes; “controlled foreign corporations”; corporations that accumulate earnings to avoid U.S. federal income tax; “passive foreign investment companies”; non-U.S. trusts and estates that have U.S. beneficiaries; persons subject to the alternative minimum tax; persons subject to base erosion and anti-abuse tax under Section 59A of the Code; persons that have ceased to be U.S. citizens or permanent residents of the United States or entities subject to the U.S. anti-inversion rules; persons that are required to recognize income for tax purposes no later than the time when such income is taken into account in applicable financial statements (within the meaning of Section 451 of the Code); or United States Holders that hold notes through non-U.S. brokers or other non-U.S. intermediaries. Further, this discussion does not address the considerations under U.S. alternative minimum tax rules, any consequences resulting from U.S. federal tax laws other than income tax laws (such as estate or gift tax laws), the tax laws of any U.S. state or locality, any non-U.S. tax laws or considerations under any applicable income tax treaty. We will not seek a ruling from the Internal Revenue Service (the “IRS”) with respect to any of the matters discussed herein and there can be no assurance that the IRS will not challenge one or more of the tax considerations described herein.
The following discussion is not a substitute for careful tax planning and advice and is included for general information only. Investors considering the purchase of notes should consult their own tax advisors with respect to the application of the United States federal income tax laws to their particular situations, as well as any tax consequences arising under the estate or gift tax laws or the laws of any state, local or non-United States taxing jurisdiction, or under any applicable tax treaty and the possible effects of changes in federal or other tax laws.
For purposes of this discussion, the term “United States Holder” means a beneficial owner of the notes that is (1) an individual who is a citizen or resident of the United States, (2) a corporation or other entity treated as a corporation for United States federal income tax purposes that is created or organized in or under the laws of the United States or any political subdivision thereof, (3) a trust if it (i) is subject to the primary supervision of a United States court and the control of one or more United States persons or (ii) was in existence on August 20, 1996 and has a valid election in effect under applicable Treasury regulations to be treated as a United States person, or (4) an estate, the income of which is subject to United States federal income tax regardless of its source.
The term “Non-United States Holder” means a beneficial owner (other than a partnership for United States federal income tax purposes) of notes that is not a United States Holder.

If a partnership (including any entity or arrangement treated as a partnership for United States federal income tax purposes) owns notes, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. Partners in a partnership that owns the notes should consult their tax advisors as to the particular United States federal income tax consequences applicable to them.
Consequences to United States Holders
Additional Payments
In certain circumstances (see, for instance “Description of the Notes — Repurchase Upon Change of Control Triggering Event” and “Description of the Notes — Optional Redemption”), we may be obligated or elect to pay amounts in excess of stated interest or principal on the notes. Our obligation or election to pay such excess amounts may implicate the provisions of the Treasury regulations relating to “contingent payment debt instruments,” in which case the timing and amount of income inclusions and the character of income recognized may be different from the consequences discussed herein. Under these Treasury regulations, however, one or more contingencies will not cause a debt instrument to be treated as a contingent payment debt instrument if, as of the issue date, such contingencies, in the aggregate, are considered “remote” or “incidental.” Although the issue is not free from doubt, we intend to take the position that the possibility of such additional amounts being payable on the notes is a remote or incidental contingency within the meaning of applicable Treasury regulations as of the date hereof, and thus does not result in the notes being treated as contingent payment debt instruments under applicable Treasury regulations. Therefore, we do not intend to treat the potential payment of additional amounts pursuant to the optional redemption, additional amounts or optional repurchase provisions as part of the yield to maturity of the notes. Our determination that this contingency is remote or incidental is binding on a United States Holder, unless such United States Holder explicitly discloses to the IRS on its tax return for the year during which it acquires the notes that it is taking a different position. However, our position is not binding on, and may be challenged by, the IRS. If the IRS takes a contrary position to that described above, such challenge could affect the timing and amount of a United States Holder’s income, and a United States Holder may be required to accrue income on its notes based upon a “comparable yield” (as defined in the applicable Treasury regulations) in excess of stated interest and to treat as ordinary income rather than capital gain any income recognized on the taxable disposition of a note. United States Holders should consult their tax advisor regarding the potential application to the notes of the contingent payment debt regulations and the tax consequences if the notes were treated as contingent payment debt instruments. The discussion below assumes that the notes will not be treated as contingent payment debt instruments.
Payments of interest
Interest on a note will generally be treated as ordinary income at the time it is paid or accrued in accordance with a United States Holder’s usual method of accounting for U.S. federal income tax purposes. It is anticipated, and this discussion assumes, that the notes will not be issued with original issue discount for U.S. federal income tax purposes.
A United States Holder that uses the cash method of tax accounting will be required to include in income the U.S. dollar value of the euro-denominated stated interest payment on a note based on the spot rate of exchange on the date of receipt, regardless of whether the payment is in fact converted into U.S. dollars. No foreign currency exchange gain or loss will be recognized with respect to the receipt of such payment (but foreign currency exchange gain or loss realized on the disposition of the euros so received may be recognized, see “— Transaction in Euros,” below).
A United States Holder that uses the accrual method of tax accounting will accrue interest income on a note in euros and translate the amount accrued into U.S. dollars based on either:
•
the average exchange rate in effect during the interest accrual period, or portion thereof, within such United States Holder’s taxable year; or

•
at such United States Holder’s election, at the spot rate of exchange on (1) the last day of the accrual period, or the last day of the taxable year within such accrual period if the accrual period spans more than one taxable year, or (2) the date of receipt of such stated interest payment, if such date is within five business days of the last day of the accrual period. Such election must be applied consistently by the United States Holder to all debt instruments from year to year and can be changed only with the consent of the IRS.
A United States Holder that uses the accrual method of tax accounting will recognize foreign currency exchange gain or loss on the receipt of an interest payment (including, upon the sale of a note, the receipt of proceeds which include amounts attributable to accrued but unpaid interest previously included in income), equal to the difference between (i) the value of the euros received as interest, as translated into U.S. dollars using the spot rate of exchange on the date of receipt, regardless of whether the payment is in fact converted into U.S. dollars, and (ii) the U.S. dollar amount previously included in income with respect to such payment. Such foreign currency exchange gain or loss will be treated as U.S.-source ordinary income or loss but generally will not be treated as an adjustment to interest income received on the notes.
Sale, exchange, redemption or other taxable disposition of notes
Upon the sale, exchange, retirement at maturity, redemption or other taxable disposition of a note, except as noted below with respect to foreign currency exchange gain or loss, a United States Holder generally will recognize capital gain or loss equal to the difference between the amount realized by such United States Holder (except to the extent such amount is attributable to accrued but unpaid interest, which will be taxable as described above under “— Consequences to United States Holders — Payments of interest”) and such United States Holder’s adjusted tax basis in the note. Subject to the discussion below, the adjusted tax basis of a note to a United States Holder will generally be the U.S. dollar value of the euro purchase price calculated at the spot rate of exchange on the date of purchase, and the amount realized by a United States Holder upon the disposition of a note will generally be the U.S. dollar value of the euros received calculated at the spot rate of exchange on the date of disposition.
If the notes are traded on an established securities market, a United States Holder that uses the cash method of tax accounting, and if it so elects, a United States Holder that uses the accrual method of tax accounting, will determine the U.S. dollar values of its adjusted tax basis in the note and the amount realized on the disposition of a note by translating euro amounts at the spot rate of exchange on the settlement date of the purchase or the disposition, respectively. The election available to accrual basis United States Holders discussed above must be applied consistently by the United States Holder to all debt instruments from year to year and can be changed only with the consent of the IRS. If an accrual method taxpayer does not make this election, it will recognize foreign currency exchange gain or loss (taxable as ordinary gain or loss) upon the sale, exchange, retirement, redemption or other disposition of the notes to the extent that the U.S. dollar value of the euros received (based on the spot rate on the settlement date) differs from the U.S. dollar value of the amount realized.
Any capital gain or loss will be long-term capital gain or loss if the United States Holder’s holding period for the notes exceeds one year on the date of disposition. Long-term capital gains recognized by non-corporate United States Holders are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.
Gain or loss recognized by a United States Holder on a sale, exchange, retirement at maturity, redemption or other taxable disposition of a note generally will be treated as ordinary income or loss to the extent that the gain or loss is attributable to changes in the euro to U.S. dollar exchange rate during the period in which the United States Holder held such note. Such foreign currency exchange gain or loss will equal the difference between the U.S. dollar value of the euro purchase price calculated at the spot rate of exchange on the date (1) the note is disposed of (or the spot rate on the settlement date, if applicable) and (2) of purchase (or the spot rate on the settlement date, if applicable). The recognition of foreign currency exchange gain or loss on a sale, exchange, retirement at maturity or other taxable disposition (with respect to both principal and interest) will be limited to the amount of overall gain or loss realized on the disposition of a note. Any gain or loss realized in excess of the foreign currency exchange gain or loss will be capital gain or loss.

Transaction in Euros
Euros received as interest on, or on a disposition of, a note will have a tax basis equal to their U.S. dollar value at the time such interest is received or at the time such proceeds from disposition are received. The amount of gain or loss recognized on a sale or other disposition of such euros will be equal to the difference between (1) the amount of U.S. dollars, or the fair market value in U.S. dollars of the other property received in such sale or other disposition, and (2) the United States Holder’s adjusted tax basis in such euros. As discussed above, if the notes are traded on an established securities market, a cash basis United States Holder (or an electing accrual basis United States Holder) will determine the U.S. dollar value of the euros by translating the euros received at the spot rate of exchange on the settlement date of the purchase or the disposition. A United States Holder that purchases a note with previously owned euros will generally recognize gain or loss in an amount equal to the difference, if any, between such United States Holder’s adjusted tax basis in such euros and the U.S. dollar fair market value of such note on the date of purchase.
Any such gain or loss generally will be ordinary income or loss and will not be treated as interest income or expense. The conversion of U.S. dollars to euros and the immediate use of such euros to purchase a note generally will not result in any exchange gain or loss for a United States Holder.
Reportable Transaction Reporting
Treasury regulations could be interpreted to cover transactions generally not regarded as tax shelters, including certain foreign currency transactions giving rise to losses in excess of a certain minimum amount (e.g., $50,000 in the case of an individual or trust), such as the receipt or accrual of interest or OID or a sale, exchange, retirement or other taxable disposition of a foreign currency note or foreign currency received in respect of a foreign currency note. United States Holders should consult their own tax advisors to determine the tax reporting obligations, if any, including any requirement to file IRS Form 8886, with respect to the ownership or disposition of the notes or any related transaction such as the disposition of any euros received in respect of the notes.
Information reporting and backup withholding
In general, a United States Holder will be subject to backup withholding at the applicable tax rate (currently 24%), and information reporting (to the holder and the IRS) with respect to payments of interest on the notes and gross proceeds from dispositions (including a retirement or redemption) of the notes, unless the holder (i) is an entity that is exempt from backup withholding (generally including corporations, tax-exempt entities and certain qualified nominees) and, when required, provides appropriate documentation to that effect or (ii) provides the applicable withholding agent with its social security or other taxpayer identification number (“TIN”) within a reasonable time after a request therefor on an IRS Form W-9 (or a suitable substitute or successor form or such other form as the IRS may prescribe), certifies that the TIN provided is correct, that the holder has not been notified by the IRS that it is subject to backup withholding due to a prior underreporting of interest or dividends, and otherwise complies with applicable requirements of the backup withholding rules, and that the holder is a U.S. Person. A United States Holder who does not provide the applicable withholding agent with its correct TIN may be subject to penalties imposed by the IRS. U.S. backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. Holder may be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS. U.S. Holders should consult their own tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption, if applicable.
Consequences to Non-United States Holders
Stated interest
Subject to the discussions below concerning backup withholding and FATCA withholding (as defined below), a Non-United States Holder generally will not be subject to United States federal income or withholding tax on a payment of interest on the notes that is not effectively connected with such holder’s conduct of a U.S. trade or business provided that the Non-United States Holder (A) does not actually or constructively own 10% or more of the total combined voting power of all classes of our voting stock, (B) is not a controlled foreign corporation related to us directly or constructively through stock ownership, (C) is not a bank that acquired the notes in consideration for an extension of credit made pursuant to a loan agreement entered into in the ordinary course of business, and (D) satisfies certain certification requirements. Such certification requirements will generally be met if (x) the Non-United States Holder provides its name, address, and TIN, if any, and certifies on IRS Form W-8BEN or Form W-8BEN-E (or a substantially similar form), under penalties of perjury, that it is not a United States person, (y) a securities clearing organization or certain other financial institutions holding the note on behalf of the Non-United States Holder certifies on Form W-8IMY, under penalties of perjury, that such certification from the Non-United States Holder has been received by it and furnishes us or our paying agent with a copy thereof, together with any applicable underlying IRS forms sufficient to establish that the Non-United States Holders is not a United States person or (z) the Non-United States Holder holds its note directly through a “qualified intermediary” (within the meaning of applicable Treasury regulations) and certain conditions are satisfied. In addition, we or our paying agent must not have actual knowledge or reason to know that the beneficial owner of the note is a United States person. If a Non-United States Holder cannot satisfy the requirements outlined above, then interest on the notes will generally be subject to United States withholding tax at a 30% rate unless such Non-United States Holder provides us with (A) a properly executed IRS Form W-8BEN or Form W-8BEN-E (or other applicable form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty, or (B) IRS Form W-8ECI (or other applicable form) stating that interest paid on the notes is not subject to withholding tax because it is effectively connected with the conduct of a trade or business in the United States.
If a Non-United States Holder is engaged in a trade or business in the United States and interest on the notes (or gain from a sale or other taxable disposition) is effectively connected with the conduct of that trade or business (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment or fixed base) then, the Non-United States Holder will be exempt from the 30% withholding tax provided the certification requirements discussed above are satisfied. However, such Non-United States Holder will be subject to United States federal income tax on that interest on a net income basis in the same manner as if such Non-United States Holder were a United States Holder as described above. If a Non-United States Holder is eligible for the benefits of any income tax treaty between the United States and its country of residence, any interest income that is effectively connected income will be subject to U.S. federal income tax in the manner specified by the income tax treaty if the Non-United States Holder claims the benefit of the income tax treaty by providing a properly completed and duly executed IRS Form W-8BEN or W-8BEN-E, as applicable (or a suitable substitute or successor form or such other form as the IRS may prescribe). In addition, if a Non-United States Holder is a foreign corporation, such effectively connected income may, under certain circumstances, be subject to an additional branch profits tax at a 30% rate, or such lower rate as may be specified under an applicable income tax treaty. Non-United States Holders engaged in the conduct of a trade or business in the United States are urged to consult their own tax advisors regarding the U.S. federal income tax consequences of ownership and disposition of the notes.
Disposition of the notes
Subject to the discussions below concerning backup withholding and FATCA withholding (as defined below), a Non-United States Holder will not be subject to United States federal income tax with respect to gain recognized on the disposition of the notes unless:
•
the gain is effectively connected with the conduct of a United States trade or business of such holder (and, where an income tax treaty applies, is attributable to a United States permanent establishment or fixed base); or

•
the Non-United States Holder is an individual who is present in the United States for 183 or more days in the taxable year and certain other conditions are satisfied.

A Non-United States Holder described in the first bullet point above will generally be subject to United States federal income tax on that gain on a net income basis in the same manner as if such Non-United States Holder were a United States Holder as described above. In addition, if a Non-United States Holder is a foreign corporation, such effectively connected income may, under certain circumstances, be subject to an additional branch profits tax at a 30% rate, or such lower rate as may be specified under an applicable income tax treaty.

If a Non-United States Holder is described in the second bullet point above, any gain realized allocable to U.S. sources from the sale, exchange, redemption, retirement or other taxable disposition of the notes will be subject to United States federal income tax at a 30% rate (or lower applicable treaty rate), which may be offset by certain United States source capital losses.
Information reporting and backup withholding
We must report annually to the IRS and to a Non-United States Holder the amount of interest paid to the Non-United States Holder and the amount of tax, if any, withheld with respect to such interest. Unless the Non-United States Holder complies with certification procedures to establish that the Non-United States Holder is not a United States person, information returns may also be filed with the IRS in connection with the proceeds from a sale or other disposition (including a retirement or redemption) of a note. The IRS may make this information available, under the provisions of an applicable tax treaty, to the tax authorities in the country in which the Non-United States Holder is a resident.
In addition, a Non-United States Holder may be subject to backup withholding with respect to interest payments on a note, unless, generally, the Non-United States Holder certifies under penalties of perjury (usually on IRS Form W-8BEN or W-8BEN-E) that the Non-United States Holder is not a United States person or the Non-United States Holder otherwise establishes an exemption, provided that the applicable withholding agent does not have actual knowledge or reason to know that such holder is a U.S. Person who is not an exempt recipient. The payment of the proceeds of the disposition of notes (including a retirement or redemption) within the United States or conducted through certain U.S.-related financial intermediaries may be subject to information reporting and backup withholding (currently at a rate of 24%) unless the Non-United States Holder provides the certification described above, the payor does not have actual knowledge or reason to know that a holder is a U.S. Person who is not an exempt recipient, or the Non-United States Holder otherwise establishes an exemption. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a credit against the Non-United States Holder’s United States federal income tax liability and may entitle such holder to a refund, provided the required information is furnished to the IRS. Non-United States Holders should consult their own tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption, if applicable.
FATCA Withholding
Sections 1471 through 1474 of the Code and the Treasury regulations promulgated thereunder (“FATCA”) generally impose a withholding tax of 30% on interest income paid on a debt obligation to (i) a foreign financial institution (as the beneficial owner or as an intermediary for the beneficial owner), unless such institution (A) enters into, and is in compliance with, an agreement with the United States government to collect and provide to the United States tax authorities substantial information regarding United States account holders of such institution (which would include certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with United States owners) or (B) is a resident in a country that has entered into an intergovernmental agreement with the United States in relation to such withholding and information reporting and the financial institution complies with the related information reporting requirements of such country; and (ii) a foreign entity that is not a financial institution (as the beneficial owner or as an intermediary for the beneficial owner), unless such entity provides the withholding agent with a certification identifying the substantial United States owners of the entity, which generally includes any United States person who directly or indirectly owns more than 10% of the entity, in each case, unless another exemption applies. Although FATCA withholding may also apply to gross proceeds of a disposition of a debt obligation, proposed regulations (that may be relied upon pending finalization) suspend withholding on such gross proceeds payments indefinitely.
An intergovernmental agreement between the Unites States and the applicable foreign country, or future Treasury Regulations or other guidance, may modify these requirements. In many cases, beneficial owners may be able to indicate their exemption from, or compliance with, FATCA by providing a properly completed revised Form W-8BEN or W-8BEN-E, as applicable, to the applicable withholding agent certifying as to such status under FATCA; however, it is possible that additional information and diligence requirements will apply in order for a beneficial owner to establish an exemption from withholding under FATCA to the applicable withholding agent.
Investors are encouraged to consult with their own tax advisors regarding the implications of FATCA on their investment in a note.

UNDERWRITING
Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below, for whom Citigroup Global Markets Limited, Goldman Sachs & Co. LLC and Merrill Lynch International are acting as representatives (the “Representatives”), has severally agreed to purchase, and we have agreed to sell to that underwriter, the aggregate principal amount of the notes set forth opposite the underwriter’s name in the following table:
Underwriter	Principal Amount of Notes
Citigroup Global Markets Limited	€146,000,000
Goldman Sachs & Co. LLC	137,000,000
Merrill Lynch International	137,000,000
Bank of Montreal, London Branch	53,000,000
J.P. Morgan Securities plc	53,000,000
RBC Europe Limited	53,000,000
Scotiabank (Ireland) Designated Activity Company	53,000,000
Capital One Securities, Inc.	24,000,000
Mizuho International plc	24,000,000
Siebert Williams Shank & Co., LLC	24,000,000
UniCredit Bank GmbH	24,000,000
U.S. Bancorp Investments, Inc.	24,000,000
ING Bank N.V., Belgian Branch	12,000,000
Lloyds Securities Inc.	12,000,000
Morgan Stanley & Co. International plc	12,000,000
PNC Capital Markets LLC	12,000,000
Total	€800,000,000
The underwriting agreement provides that the obligations of the underwriters to purchase the notes in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. The underwriters are obligated to purchase all of the notes if they purchase any of the notes. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering of the notes may be terminated.
The underwriters propose to offer the notes directly to the public at the public offering price set forth on the cover page of this prospectus supplement and may offer notes to certain dealers at a price that represents a concession not to exceed 0.250% of the principal amount of the notes. The underwriters may allow, and any such dealer may reallow, a concession not to exceed 0.150% of the principal amount of the notes. After the initial offering of the notes to the public, the Representatives may change the respective public offering prices of the notes and other selling terms.
The following table shows the underwriting discount that we are to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the notes).
Paid by Molson Coors Beverage Company
Per Note	0.425%
We estimate that our total expenses for this offering, other than the underwriting discount, will be approximately $2.2 million.
It is expected that delivery of the notes will be made against payment therefor on or about May 29, 2024, which is the fourth business day following the date hereof (such settlement cycle being referred to as

“T+4”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes prior to the second business day before settlement will be required, by virtue of the fact that the notes initially will settle in T+4, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement. Such purchasers should consult their own advisors.
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their affiliates have, from time to time, performed, and may in the future perform, various financial advisory, investment banking and commercial banking services for our company, for which they received or will receive customary fees and expenses. Affiliates of certain of the underwriters are lenders under our existing credit facilities.
In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of our company. If any of the underwriters or their respective affiliates has a lending relationship with us certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
New Issue of Notes
There is currently no public trading market for the notes. The underwriters have advised us that they intend to make a market in the notes. However, they are not obligated to do so and may discontinue any market-making in the notes at any time in their sole discretion. Therefore, we cannot assure you that liquid trading markets for the notes will develop, that you will be able to sell your notes at a particular time or that the price you receive when you sell will be favorable. We intend to apply to list the notes on the New York Stock Exchange. We cannot assure you that such application with be approved.
Sales Outside the United States
The notes may be offered and sold in the United States and certain jurisdictions outside the United States in which such offer and sale is permitted.
European Economic Area
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For the purposes of this provision: (a) the expression “retail investor” means a person who is one (or more) of the following: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II; (ii) a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Article 2(e) of the EU Prospectus Regulation. Consequently, no key information document required by the PRIIPs Regulation for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying prospectus has been prepared on the basis that any offer of notes in any member state of the EEA that is subject to the EU Prospectus Regulation will be made pursuant to an exemption under the EU Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement and the accompanying prospectus is not a prospectus for the purposes of the EU Prospectus Regulation.
United Kingdom
The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For the purposes of this provision: (a) the expression “retail investor” means a person who is one (or more) of the following: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of EUWA; (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (“FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2(e) of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (the “U.K. Prospectus Regulation”). Consequently, no key information document required by the U.K. PRIIPs Regulation for offering or selling the notes or otherwise making them available to retail investors in the U.K. has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the U.K. may be unlawful under the U.K. PRIIPs Regulation. This prospectus supplement and the accompanying prospectus has been prepared on the basis that any offer of notes in the U.K. will be made pursuant to an exemption under the U.K. Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement and the accompanying prospectus is not a prospectus for the purposes of the U.K. Prospectus Regulation.
This prospectus supplement and the accompanying prospectus have not been approved by an authorized person for the purposes of section 21 of the FSMA and are being distributed only to, and are directed only at, persons in the United Kingdom who are “qualified investors” (as defined in the U.K. Prospectus Regulation) who are also (i) persons having professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”), (ii) high net worth entities or other persons falling within Articles 49(2)(a) to (d) of the Order, or (iii) persons to whom it would otherwise be lawful to distribute them, all such persons together being referred to as “Relevant Persons.” The notes are only available to, and any invitation, offer or agreement subscribe, purchase or otherwise acquire such notes will be engaged in only with, Relevant Persons.
Hong Kong
Each underwriter (i) has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any notes other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the laws of Hong Kong) (the “SFO”) and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (the “CO”) or which do not constitute an offer to the public within the meaning of the CO; and (ii) has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.
Japan
The notes have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the notes nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.
Singapore
Each underwriter has acknowledged that this prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has represented, warranted and agreed that it has not offered or sold any notes or caused the notes to be made the subject of an invitation for subscription or purchase and will not offer or sell any notes or cause the notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA or (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA.
Singapore SFA Product Classification:   Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, the Company has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Other Jurisdictions
Each underwriter has represented and agreed that it has not offered, sold or delivered and will not offer, sell or deliver any of the notes directly or indirectly or distribute this prospectus supplement and the accompanying prospectus or any other offering material relating to the notes in or from any jurisdiction except under circumstances that will result in compliance with the applicable laws and regulations thereof and that will not impose any obligations on us except as set forth in the underwriting agreement.
Price Stabilization and Short Positions
In connection with the offering, the underwriters may purchase and sell notes in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions and stabilizing purchases.
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Short sales involve secondary market sales by the underwriters of a greater number of notes than they are required to purchase in the offering.

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Covering transactions involve purchases of notes in the open market after the distribution has been completed in order to cover short positions.

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Stabilizing transactions involve bids to purchase notes so long as the stabilizing bids do not exceed a specified maximum.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market prices of the notes. They may also cause the prices of the notes to be higher than the prices that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

LEGAL MATTERS
Certain legal matters with respect to the validity of the notes will be passed upon for us by Kirkland & Ellis LLP. Certain matters relating to Colorado law will be passed upon by Perkins Coie LLP. Certain matters relating to Ontario law will be passed upon for Molson Canada 2005 by McCarthy Tétrault LLP. Certain legal matters will be passed upon for the underwriters by Davis Polk & Wardwell LLP, New York, New York.
EXPERTS
The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus supplement is part of a registration statement on Form S-3 that we filed with the SEC. That registration statement contains more information than this prospectus supplement and the accompanying prospectus regarding us and our securities, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC at the address listed below or from the SEC’s website.
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet at the SEC’s web site at www.sec.gov. You may also read and copy any document we file with the SEC at their Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330 for more information. Our filings with the SEC are also available on our website at www.molsoncoors.com. The information on our website is not incorporated by reference in this prospectus supplement and you should not consider it a part of this this prospectus supplement or the accompanying prospectus.
INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and any accompanying prospectus supplement, and later information filed with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents subsequently filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering under this prospectus and any prospectus supplement (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K):
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our Annual Report on Form 10-K for the year ended December 31, 2023 (including portions of our Definitive Proxy Statement on Schedule 14A for the 2024 annual meeting of stockholders filed with the SEC on April 3, 2024 to the extent specifically incorporated by reference in such Annual Report on Form 10-K);

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our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024; and

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our Current Report on Form 8-K filed with the SEC on May 17, 2024.

You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing to or telephoning us at the following address:
Molson Coors Beverage Company
P.O. Box 4030, BC555
Golden, Colorado 80401
Attention: Investor Relations
MCBCInvestorRelations@molsoncoors.com
(303) 279-6565

PROSPECTUS
MOLSON COORS BEVERAGE COMPANY
Class B Common Stock
Preferred Stock
Debt Securities
Guarantees of Debt Securities
Depositary Shares
Warrants
Purchase Contracts
Units

We may offer and sell the securities described in this prospectus from time to time in one or more offerings. The specific terms of the securities, including their offering prices, will be contained in one or more supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest. The securities may be sold to or through one or more underwriters, dealers or agents, or directly to investors, on a continuous or delayed basis. See “Plan of Distribution.”
The Class B Common Stock of Molson Coors Beverage Company is listed on the New York Stock Exchange (the “NYSE”) under the symbol “TAP.” On February 16, 2024, the last reported sales price of Molson Coors Beverage Company’s Class B Common Stock on the NYSE was $62.15 per share.

Investing in our securities involves risks. See “Risk Factors” on page 3 of this prospectus, and any applicable prospectus supplement, and in the documents that are incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 20, 2024.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), that we filed with the Securities and Exchange Commission (“SEC”) using the “shelf” registration process as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act. Under this shelf registration process, we may offer and sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we offer the securities described in this prospectus, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus does not contain all the information provided in the registration statement filed with the SEC. You should carefully read both this prospectus and any prospectus supplement together with the additional information described below under “Where You Can Find More Information” and “Information Incorporated By Reference” before you make an investment decision.
We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any prospectus supplement or free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.
Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in a prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. See “Information Incorporated By Reference.”
This prospectus and any accompanying prospectus supplements may include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included in this prospectus or any accompanying prospectus supplement are the property of their respective owners.
Unless the context otherwise indicates, references in this prospectus to “we,” “us,” “our,” “MCBC,” the “Company” and “Molson Coors” are to Molson Coors Beverage Company and its subsidiaries. The term “you” refers to a prospective investor.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Certain statements in this prospectus, any prospectus supplement and the documents incorporated herein by reference include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Statements that refer to projections of our future financial performance, our anticipated growth and trends in our businesses, and other characterizations of future events or circumstances are forward-looking statements, and include, but are not limited to, statements under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the reports that we have filed with the SEC and incorporated by reference herein, with respect to expectations of cost inflation, limited consumer disposable income, consumer preferences, overall volume and market share trends, pricing trends, industry forces, cost reduction strategies, shipment levels and profitability, the sufficiency of capital resources, anticipated results, expectations for funding future capital expenditures and operations, effective tax rate, debt service capabilities, timing and amounts of debt and leverage levels, Preserving the Planet and related environmental initiatives and expectations regarding future dividends and share repurchases. In addition, statements that we make in this this prospectus, any prospectus supplement and the documents incorporated herein by reference that are not statements of historical fact may also be forward-looking statements. Words such as “expects,” “intend,” “goals,” “plans,” “believes,” “continues,” “may,” “anticipate,” “seek,” “estimate,” “outlook,” “trends,” “future benefits,” “potential,” “projects,” “strategies,” and variations of such words and similar expressions are intended to identify forward-looking statements.
Forward-looking statements are subject to risks and uncertainties that could cause actual results to be materially different from those indicated (both favorably and unfavorably). These risks and uncertainties include, but are not limited to those described in “Risk Factors” in the documents incorporated herein by reference in this prospectus, in any prospectus supplement, found elsewhere throughout this prospectus, any prospectus supplement and the documents incorporated herein and therein by reference, and those described from time to time in our future reports filed with the SEC. Caution should be taken not to place undue reliance on any such forward-looking statements. Forward-looking statements speak only as of the date when made and we undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

RISK FACTORS
An investment in our securities involves risks. You should carefully consider the risks described in the sections entitled “Risk Factors” in any prospectus supplement and those set forth in documents incorporated by reference in this prospectus and any applicable prospectus supplement, as well as other information in this prospectus and any applicable prospectus supplement, before purchasing any of our securities. Each of the risks described in these sections and documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a loss of your investment. Additional risks and uncertainties not known to us or that we deem immaterial may also impair our business, financial condition, results of operations and prospects.

OUR COMPANY
For over two centuries, we have been brewing beverages that unite people to celebrate all life’s moments. From our core power brands Coors Light, Miller Lite, Coors Banquet, Molson Canadian, Carling and Ožujsko to our above premium brands including Madri, Staropramen, Blue Moon Belgian White and Leinenkugel’s Summer Shandy, to our economy and value brands like Miller High Life and Keystone, we produce many beloved and iconic beer brands. While our Company’s history is rooted in beer, we offer a modern portfolio that expands beyond the beer aisle as well, including flavored beverages like Vizzy Hard Seltzer, spirits like Five Trail whiskey as well as non-alcoholic beverages. As a business, our ambition is to be the first choice for our people, our consumers and our customers, and our success depends on our ability to make our products available to meet a wide range of consumer segments and occasions.
Our primary founders, the Molson, Coors and Miller families date back to over two centuries ago. Our commitment to producing the highest quality beers is a key part of our heritage and remains so to this day. Our brands are designed to appeal to a wide range of consumer tastes, styles and price preferences. Coors Brewing Company was incorporated in June 1913 under the laws of the state of Colorado. In October 2003, Coors Brewing Company merged with and into Adolph Coors Company, a Delaware corporation. In February 2005, Adolph Coors Company merged with Molson Inc. (“the Merger”). Upon completion of the Merger, Adolph Coors Company changed its name to Molson Coors Brewing Company. In 2008, Molson Coors Brewing Company and the former SABMiller plc formed the MillerCoors joint venture that combined their respective operations in the U.S. and Puerto Rico. In 2016, we acquired 100% of the outstanding equity and voting interests of MillerCoors, from SABMiller plc. In January 2020, we changed our name from Molson Coors Brewing Company to Molson Coors Beverage Company in connection with our expansion beyond the beer aisle.
In October 2023, we announced our Acceleration Plan, building off the successes achieved under the Revitalization Plan. The Acceleration Plan focuses on the execution of the following principal strategies: consistently grow our core power brand net sales, aggressively premiumize our portfolio, scale and expand in beyond beer, invest in our capabilities and support our people, communities and planet.
The addresses and telephone numbers of our dual principal executive offices are: P.O. Box 4030, BC555, Golden, Colorado 80401, (303) 279-6565 and 111 Boulevard Robert-Bourassa, 9th Floor, Montréal, Québec, Canada H3C 2M1, (514) 521-1786. Our website address is www.molsoncoors.com. Information contained on our website is not incorporated by reference in this prospectus and you should not consider information contained on our website as part of this prospectus or any applicable prospectus supplement.

USE OF PROCEEDS
Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of any securities offered by us under this prospectus for general corporate purposes, which may include, among others, repayment or refinancing of debt, acquisitions, working capital, capital expenditures, and repurchases or redemptions of securities. We will retain broad discretion over the allocation of net proceeds from the sale of any securities offered by us.

DESCRIPTION OF CAPITAL STOCK
The following description of our capital stock is intended as a summary only. This description is based upon, and is qualified by reference to, our Restated Certificate of Incorporation, as amended, which we refer to as our certificate of incorporation, our Fifth Amended and Restated Bylaws, which we refer to as our bylaws and applicable provisions of Delaware corporate law. This summary is not complete. You should read our certificate of incorporation and bylaws, each of which is filed as an exhibit to the registration statement of which this prospectus forms a part, for the provisions that are important to you.
Authorized and Outstanding Capital Stock
Our authorized capital stock consists of 1,025,000,002 shares, comprising five classes: (i) 500,000,000 shares of Class A Common Stock; (ii) 500,000,000 shares of Class B Common Stock; (iii) one share of Special Class A Voting Stock, par value $0.01 per share (the “Special Class A Voting Stock”); (iv) one share of Special Class B Voting Stock, par value $0.01 per share (the “Special Class B Voting Stock”), and (v) 25,000,000 shares of Preferred Stock, par value $0.01 per share (the “Preferred Stock”).
As of February 13, 2024, the following number of shares of our capital stock were outstanding: 2,563,034 shares of Class A Common Stock, 198,001,985 shares of Class B Common Stock, one share of Special Class A Voting Stock, one share of Special Class B Voting Stock, and no shares of Preferred Stock.
Class A Common Stock and Class B Common Stock
Dividends.   Subject to the rights of the holders of any series of Preferred Stock, the holders of Class A Common Stock and the holders of Class B Common Stock are entitled to receive, from legally available funds, dividends when and as declared by our Board of Directors, except that so long as any shares of Class B Common Stock are outstanding, no dividend will be declared or paid on the Class A Common Stock or Class B Common Stock unless at the same time a dividend is declared or paid, on the Class B Common Stock or Class A Common Stock, as applicable, in an amount per share (or number per share, in the case of a dividend paid in the form of shares) equal to the amount per share (or number per share, in the case of a dividend paid in the form of shares) of the dividend declared or paid on the Class A Common Stock or Class B Common Stock, as applicable.
Voting Rights
Class A Holders.   Except in limited circumstances, so long as any shares of Class A Common Stock or Special Class A Voting Stock are outstanding, the right to vote for all purposes is vested exclusively in the holders of Class A Common Stock and Special Class A Voting Stock (as instructed by the holders of the Class A Exchangeable Shares) (collectively, the “Class A Holders”) (see “— Exchangeable Shares” and “— Special Voting Stock” below), voting together as a single class. The holders of Class A Common Stock are entitled to one vote for each share of Class A Common Stock held, without the right to cumulate votes for the election of directors.
An affirmative vote is required of a majority of the votes entitled to be cast by the holders of the Class A Common Stock and Special Class A Voting Stock, voting together as a single class, prior to the taking of certain actions, including:
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the issuance of (i) any shares of Class A Common Stock (other than upon the conversion of Class B Common Stock under circumstances provided in our certificate of incorporation or the exchange or redemption of Class A Exchangeable Shares in accordance with the terms of those Class A Exchangeable Shares), or (ii) securities (other than Class B Common Stock) convertible into or exercisable for Class A Common Stock;

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the issuance of (i) shares of Class B Common Stock (other than upon the conversion of Class A Common Stock under circumstances provided in our certificate of incorporation or the exchange or redemption of our Class B Exchangeable Shares in accordance with the terms of those Class B Exchangeable Shares), or (ii) securities convertible into or exercisable for Class B Common Stock (other than Class A Common Stock) whether in a single transaction or in a series of related transactions, if the number of shares to be issued (including upon conversion or exchange) is, or will be upon issuance, equal to or greater than 20% of the number of shares of Class B Common Stock outstanding before the issuance of such Class B Common Stock (or securities convertible into or exercisable for shares of Class B Common Stock);
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the issuance of any shares of Preferred Stock having voting rights other than those expressly required by the Delaware General Corporation Law (“DGCL”);

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the sale, transfer or other disposition of any capital stock (or securities convertible into or exchangeable for capital stock) of our subsidiaries;

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the sale, transfer or other disposition of all or substantially all of the assets of our subsidiaries; and

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any decrease in the number of members of our Board of Directors to a number below 15.

Pentland Securities (1981) Inc. and the Adolph Coors, Jr. Trust, which together control more than 90% of the Class A Common Stock and Class A Exchangeable Shares, have voting trust agreements through which they have combined their voting power over the shares of Class A Common Stock and the Class A Exchangeable Shares that they own. However, in the event that these two stockholders do not agree to vote in favor of a matter submitted to a stockholder vote (other than the election of directors), the voting trustees will be required to vote all of the Class A Common Stock and Class A Exchangeable Shares deposited in the voting trusts against the matter. There is no other mechanism in the voting trust agreements to resolve a potential deadlock between these stockholders.
Class B Holders.   The holders of the Class B Common Stock and the Special Class B Voting Stock (as instructed by the holders of the Class B Exchangeable Shares) (collectively, the “Class B Holders”) may vote with respect to the following: (i) any matter required by the DGCL, (ii) the election of up to three directors, and (iii) as provided in our certificate of incorporation, including on a non-binding advisory basis, together with the Class A Holdings, on the compensation of our named executive officers and as otherwise set forth below under “Class A Holders and Class B Holders.” In all other cases, the right to vote is vested exclusively with the Class A Holders. The holders of Class B Common Stock are entitled to one vote for each share of Class B Common Stock held with respect to each matter on which holders of the Class B Common Stock are entitled to vote, without the right to cumulate votes for the election of directors.
Class A Holders and Class B Holders.   Under our certificate of incorporation, the Class A Holders and the Class B Holders have the right to vote, as separate classes and not jointly, on:
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any merger that requires stockholder approval under the DGCL;

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any sale of all or substantially all of our assets, other than to a related party;

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any proposal to dissolve our company or any proposal to revoke the dissolution of our company; or

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any amendment to the certificate of incorporation that requires stockholder approval under the certificate of incorporation or the DGCL and that would:

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increase or decrease the aggregate number of the authorized shares of Class B Common Stock;

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change the rights of any shares of Class B Common Stock;

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change the shares of all or part of Class B Common Stock into a different number of shares of the same class;

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increase the rights of any other class that is equal or superior to Class B Common Stock with respect to distribution or dissolution rights (a “co-equal class”);

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create any new co-equal class;

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other than pursuant to the certificate of incorporation, exchange or reclassify any shares of Class B Common Stock into shares of another class, or exchange, reclassify or create the right of exchange of any shares of another class into shares of Class B Common Stock; or

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limit or deny existing preemptive rights of, or cancel or otherwise affect rights to distributions or dividends that have accumulated but have not yet been declared on, any shares of Class B Common Stock.

Liquidation Rights.   If we liquidate, dissolve or wind up our affairs, the holders of Class A Common Stock, together with the holders of the Class B Common Stock (collectively, with the Class A Common

Stock, the “Company Common Stock”), will be entitled to receive, after our creditors have been paid and the holders of any then outstanding series of preferred stock have received their liquidation preferences, all of our remaining assets in proportion to their shareholdings.
Conversion Rights
Conversion from Class A Common Stock to Class B Common Stock.   Our certificate of incorporation provides for the right of holders of Class A Common Stock to convert their stock into Class B Common Stock on a one-for-one basis at any time.
“Coattail” Conversion Rights.   Our certificate of incorporation also includes a “coattail” provision to provide protection to holders of our Class B Common Stock and the Class B Exchangeable Shares in the case of a proposed tender offer or takeover bid for our Class A Common Stock. A holder of our Class B Common Stock is entitled to receive a notice from us that the conversion right of holders of shares of our Class B Common Stock has come into effect. This notice must include a description of the conversion procedures including the election procedures described below, a copy of the exclusionary offer and any other materials received by us in respect of the offer.
Subject to conditions described below, if an “exclusionary offer” is made for shares of our Class A Common Stock, each outstanding share of our Class B Common Stock will be convertible into one share of our Class A Common Stock at the option of the holder during the period of time commencing on the eighth day after the date on which an exclusionary offer is made and ending on the last date upon which holders of shares of our Class A Common Stock may accept the exclusionary offer.
An “exclusionary offer” is an offer to purchase shares of our Class A Common Stock that both: (A) either (1) must, by reason of applicable securities laws or the requirements of a stock exchange on which shares of our Class A Common Stock are listed, be open to all or substantially all holders of our Class A Common Stock, or (2) would, if the offer were made in Canada or a province of Canada, be required to be made to all or substantially all holders of shares of our Class A Common Stock resident in Canada or a province of Canada by reason of applicable securities laws of Canada or a province of Canada, the requirements of a stock exchange on which shares of our Class A Common Stock are listed, or the requirements of the Canada Business Corporations Act; and (B) is not made concurrently with an offer to purchase shares of our Class B Common Stock that is identical to the offer to purchase shares of our Class A Common Stock in terms of price per share and percentage of outstanding shares to be purchased (exclusive of shares owned immediately prior to the offer by the offeror) and in all other respects (except with respect to the conditions that may be attached to the offer to purchase shares of our Class A Common Stock), and having no conditions other than the right not to purchase and pay for shares of our Class B Common Stock tendered if no shares of our Class A Common Stock are purchased in the offer for shares of our Class A Common Stock.
The Class B conversion right will not come into effect if one or more holders owning, in the aggregate, as of the offer date, over 50% of the outstanding shares of our Class A Common Stock and Class A Exchangeable Shares, in each case excluding shares owned by the offeror, provide us with adequate assurances that they are not making or acting with another to make the exclusionary offer and will not participate in the exclusionary offer.
Any of the holders of our Class B Common Stock can exercise this right by providing a signed written notice to the transfer agent and complying with certain other specified conditions. The holders of our Class B Common Stock must pay any governmental or other tax imposed on or in respect of the conversion into shares of our Class A Common Stock.
Other.   Holders of Company Common Stock do not have pre-emptive rights to acquire any of our securities. The outstanding shares of Company Common Stock are fully paid and non-assessable. There are no redemption or sinking fund provisions applicable to the Company Common Stock.
Exchangeable Shares
The Class A Exchangeable Shares and Class B Exchangeable Shares (collectively, “Exchangeable Shares”) were issued by Molson Coors Canada Inc. (“MCCI”), a majority-owned, indirect subsidiary of Molson Coors. The Exchangeable Shares are substantially the economic equivalent of the corresponding shares of Company Common Stock in which they may be exchanged. As of February 13, 2024, there were outstanding 2,678,963 Class A Exchangeable Shares and 9,362,866 Class B Exchangeable Shares.
Dividends.   Holders of Exchangeable Shares are entitled to receive, subject to applicable law, dividends as follows:
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in the case of a cash dividend declared on a corresponding share of Company Common Stock, an amount in cash for each Exchangeable Share corresponding to the cash dividend declared on each corresponding share of Company Common Stock in U.S. dollars or in an equivalent amount in Canadian dollars;

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in the case of a stock dividend declared on a corresponding share of Company Common Stock to be paid in shares of Company Common Stock, a number of Exchangeable Shares of the relevant class for each Exchangeable Share that is equal to the number of shares of corresponding Company Common Stock to be paid on each corresponding share of Company Common Stock; or

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in the case of a dividend declared on a corresponding share of Company Common Stock in any other type of property, in the type and amount of property as is economically equivalent as determined by MCCI’s board of directors to the type and amount of property to be paid on each corresponding share of Company Common Stock.

The declaration dates, record dates and payment dates for dividends on the Exchangeable Shares are the same as the relevant dates for the dividends on the shares of corresponding Company Common Stock.
Voting Rights.   Holders of Exchangeable Shares receive, through a voting trust, the benefit of voting rights, entitling the holder to one vote on the same basis and in the same circumstances as one corresponding share of Company Common Stock. See “— Special Voting Stock — Voting Rights” below.
Other.   The Exchangeable Shares are exchangeable at any time, at the option of the holder on a one-for-one basis for corresponding shares of Company Common Stock. Holders of Class A Exchangeable Shares are entitled to convert their Class A Exchangeable Shares into Class B Exchangeable Shares on a one-for-one basis at any time.
Special Voting Stock
We have outstanding one share of Special Class A Voting Stock and one share of Special Class B Voting Stock, through which the holders of Class A Exchangeable Shares and Class B Exchangeable Shares, respectively, may exercise their voting rights with respect to our Company Common Stock in which the corresponding Exchangeable Shares may be exchanged.
Dividends and Liquidation Rights.   The trustee who holds the Special Class A Voting Stock and the trustee who holds the Special Class B Voting Stock are not entitled to receive any dividends or other distributions or to receive or participate in any distribution of assets upon our voluntary or involuntary liquidation, dissolution or winding up.
Voting Rights.   The Special Class A Voting Stock and the Special Class B Voting Stock provide the mechanism for holders of the corresponding Exchangeable Shares to provide instructions to vote with the holders of our corresponding Company Common Stock. The Special Class A Voting Stock and Special Class B Voting Stock are subject to voting trust arrangements. The trustee who holds the Special Class A Voting Stock and the trustee who holds the Special Class B Voting Stock are each entitled to one vote for each corresponding outstanding Exchangeable Share, excluding shares held by Molson Coors or its subsidiaries, and generally vote together with the corresponding Company Common Stock on all matters on which the holders of the corresponding Company Common Stock are entitled to vote.
The trustee who holds the Special Class A Voting Stock and the trustee which holds the Special Class B Voting Stock are required to cast a number of votes equal to the number of then-outstanding corresponding Exchangeable Shares, but will only cast a number of votes equal to the number of corresponding Exchangeable Shares as to which it has received voting instructions from the owners of record of those Exchangeable Shares, other than Molson Coors or its subsidiaries, on the record date of the action, and will cast the votes in accordance with such instructions so received.
Other.   The trustee who holds the Special Class A Voting Stock and the trustee who holds the Special Class B Voting Stock do not have pre-emptive rights to acquire any of our securities. The outstanding shares of Special Class A Voting Stock and Special Class B Voting Stock are fully paid and non-assessable.

Preferred Stock
Our certificate of incorporation authorizes our Board of Directors to issue up to 25,000,000 shares of Preferred Stock from time to time in one or more series, generally without any vote or action by the holders of our Company Common Stock, except that the issuance of any shares of Preferred Stock having any voting rights other than those expressly required by the DGCL will be subject to approval by a majority of the voting power of the holders of our Class A Common Stock and Special Class A Voting Stock, voting together as a single class. Subject to this right, our Board of Directors will be authorized to determine the number of shares and designation of any series of Preferred Stock and the dividend rate, dividend rights, liquidation preferences, conversion rights and terms, voting rights, redemption rights and terms and sinking fund terms of any series of Preferred Stock. Depending on the terms of any issued Preferred Stock, any or all series of issued Preferred Stock could have a preference over our Company Common Stock with respect to dividends and other distributions and upon liquidation or dissolution of Molson Coors. Subject to certain conditions as specified in our certificate of incorporation, our Board of Directors, without stockholder approval, can issue Preferred Stock with voting, conversion or other rights that could adversely affect the voting power and other rights of the holders of Company Common Stock. The issuance of Preferred Stock may decrease the market price of our Company Common Stock.
Anti-Takeover Effects of Certain Provisions of Our Certificate of Incorporation, Bylaws and Delaware Law
Provisions of our certificate of incorporation, our bylaws and Delaware law could have the effect of delaying or preventing a third party from acquiring us, even if the acquisition would benefit our stockholders. These provisions may delay, defer or prevent a tender offer or takeover attempt of our company that a stockholder might consider in the stockholder’s best interest, including those attempts that might result in a premium over the market price for the shares held by our stockholders. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our Board of Directors and in the policies formulated by our Board of Directors and to reduce our vulnerability to an unsolicited proposal for a takeover that does not contemplate the acquisition of all of our outstanding shares, or an unsolicited proposal for our restructuring or sale of all or part of our business.
Authorized but Unissued Shares of Common Stock and Preferred Stock
Subject to certain conditions, our authorized but unissued shares of Company Common Stock and Preferred Stock are available for our Board of Directors to issue without stockholder approval. As noted above, our Board of Directors, without stockholder approval, has the authority under our certificate of incorporation to issue preferred stock with rights superior to the rights of the holders of Company Common Stock, subject to certain conditions. As a result, preferred stock could be issued quickly, could adversely affect the rights of holders of Company Common Stock and could be issued with terms calculated to delay or prevent a change of control or make removal of management more difficult. We may use the additional authorized shares of Company Common Stock or Preferred Stock for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of our authorized but unissued shares of Company Common Stock and Preferred Stock could render more difficult or discourage an attempt to obtain control of our company by means of a proxy contest, tender offer, merger or other transaction.
Election, Nomination and Removal of Directors
Our Board of Directors has currently set the size of the board at 15 members. Twelve of the 15 directors may be elected by the Class A Holders, and three of the 15 directors may be elected by the Class B Holders. The Class A-C Nominating Subcommittee (consisting of two Coors family directors) may nominate five persons to stand for election to our Board of Directors by the Class A Holders, and the Class A-M Nominating Subcommittee (consisting of two Molson family directors) similarly may nominate five nominees to stand for election to our Board of Directors by the Class A Holders. The Nominating Committee (comprised of an independent director, the members of the Class A-C Nominating Subcommittee and the members of the Class A-M Nominating Subcommittee) may nominate two additional directors to stand for election to our Board of Directors by the Class A Holders, one of which is the Company’s Chief Executive Officer and the second, if nominated by the Committee, another member of management of the Company. The full Board of Directors may nominate three directors to stand for election to our Board of Directors by the

Class B Holders. Any director may be removed, with cause, by a majority vote of the Class A Holders and the Class B Holders, voting together as a single class. Any director may be removed, without cause, by a vote of the holders of a majority of the voting power of the class or classes that elected the director. Further, only our Board of Directors may change the size of our board, subject to certain conditions. Because this system of electing, appointing and removing directors generally makes it more difficult for stockholders to replace a majority of our Board of Directors, it may discourage a third party from initiating a tender offer or otherwise attempting to gain control of our company, and may maintain the incumbency of our Board of Directors.
Stockholder Advance Notice Procedure
Our bylaws establish an advance notice procedure for stockholders to make nominations of candidates for election as directors or to bring other business before an annual meeting of the stockholders. Only persons who are nominated by our Board of Directors, or a duly authorized board committee, or by a stockholder who has given timely written notice in proper form to the secretary of our company before the meeting at which directors are to be elected, will be eligible for election as directors. This notice is required to include specified information about the stockholder and each proposed director nominee and information regarding each proposed nominee that would be required to be included in a proxy statement filed under the Rules and Regulations of the SEC. The stockholder notice procedure provides that the only business that may be conducted at an annual meeting is business that has been brought before the meeting by, or at the direction of, our Board of Directors or by a stockholder who has given timely written notice in proper form to our secretary. This notice is required to include, among other things, a brief description of the business desired to be brought before the meeting, the text of any proposal or business and specified information about the stockholder and the stockholder’s ownership of our capital stock. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders.
Amendment to our Certificate of Incorporation and Bylaws
Our certificate of incorporation may generally be amended by a majority of our Class A Holders and Class B Holders, voting as a single class, subject to certain exceptions as set forth in our certificate of incorporation which require the vote of a majority of our Class A Holders and Class B Holders, each voting as a separate class and not jointly. Our bylaws may generally be amended by our Board of Directors, subject to certain exceptions, or by a majority of our Class A Holders.
Delaware Anti-Takeover Statute
Our certificate of incorporation expressly provides that we will not be governed by Section 203 of the DGCL. Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to specified exceptions, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation’s voting stock.
Transfer Agent and Registrar
The transfer agent and registrar for our Class A Common Stock and Class B Common Stock is Computershare Trust Company, N.A. The transfer agent and registrar for our Class A Exchangeable Shares and Class B Exchangeable Shares is TSX Trust Company.
Listing
Our Class A Common Stock and Class B Common Stock are listed on the NYSE under the symbols “TAP A” and “TAP,” respectively. Our Class A Exchangeable Shares and Class B Exchangeable Shares are listed on the Toronto Stock Exchange under the symbols “TPX.A” and “TPX.B,” respectively.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES OF DEBT SECURITIES
We may, from time to time, issue debt securities and guarantees of debt securities under this prospectus. We will set forth in an accompanying prospectus supplement a description of the debt securities and guarantees of debt securities that may be offered under this prospectus. The debt securities will be our direct secured or unsecured general obligations. The debt securities will be either senior debt securities or subordinated debt securities. The debt securities may be guaranteed by certain of our subsidiaries. The debt securities will be issued under one or more indentures. Senior debt securities will be issued under a senior indenture. Subordinated debt securities will be issued under a subordinated indenture. Each of the senior indenture and the subordinated indenture is referred to as an indenture. The material terms of any indenture will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES
General
We may, at our option, elect to offer fractional shares of preferred stock, which we call depositary shares, rather than full shares of preferred stock. If we do, we will issue to the public receipts, called depositary receipts, for depositary shares, each of which will represent a fraction, to be described in the applicable prospectus supplement, of a share of a particular series of preferred stock. Unless otherwise provided in the prospectus supplement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share. Those rights include dividend, voting, redemption, conversion and liquidation rights.
The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.
The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.
The summary of terms of the depositary shares contained in this prospectus is not complete and is subject to, and is qualified in its entirety by, all provisions of the applicable deposit agreement, our certificate of incorporation and the certificate of designation for the applicable series of preferred stock that are, or will be, filed with the SEC.
Dividends and Other Distributions
The depositary will distribute all cash dividends or other cash distributions, if any, received in respect of the preferred stock underlying the depositary shares to the record holders of depositary shares in proportion to the numbers of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for the underlying preferred stock.
If there is a distribution other than in cash, the depositary will distribute property (including securities) received by it to the record holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, adopt another method for the distribution, including selling the property and distributing the net proceeds from the sale to the holders.
Liquidation Preference
If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of the voluntary or involuntary liquidation, dissolution or winding up of us, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.
Withdrawal of Stock
Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the office of the depositary, the holder of the depositary shares will be entitled to delivery, at the office of the depositary or upon his or her order, of the number of whole shares of the preferred stock and any money or other property represented by the depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. In no event will the depositary deliver fractional shares of preferred stock upon surrender of depositary receipts. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the deposit agreement or receive depositary receipts evidencing depositary shares therefor.

Redemption of Depositary Shares
Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the preferred stock so redeemed, so long as we have paid in full to the depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accumulated and unpaid dividends on the preferred stock to the date fixed for redemption. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable on the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata or by any other equitable method as may be determined by the depositary.
After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption upon surrender to the depositary of the depositary receipts evidencing the depositary shares.
Voting the Preferred Stock
Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts relating to that preferred stock. The record date for the depositary receipts relating to the preferred stock will be the same date as the record date for the preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by the depositary shares in accordance with those instructions, and we will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote any shares of preferred stock except to the extent it receives specific instructions from the holders of depositary shares representing that number of shares of preferred stock.
Charges of Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and such other charges (including those in connection with the receipt and distribution of dividends, the sale or exercise of rights, the withdrawal of the preferred stock and the transferring, splitting or grouping of depositary receipts) as are expressly provided in the deposit agreement to be for their accounts. If these charges have not been paid by the holders of depositary receipts, the depositary may refuse to transfer depositary shares, withhold dividends and distributions and sell the depositary shares evidenced by the depositary receipt.
Amendment and Termination of the Deposit Agreement
The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by the holders of a majority of the outstanding depositary shares. The deposit agreement may be terminated by the depositary or us only if:
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all outstanding depositary shares have been redeemed; or

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there has been a final distribution of the preferred stock in connection with our dissolution and such distribution has been made to all the holders of depositary shares.

Resignation and Removal of Depositary
The depositary may resign at any time by delivering to us notice of its election to do so, and we may remove the depositary at any time. Any resignation or removal of the depositary will take effect upon our appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having the requisite combined capital and surplus as set forth in the applicable agreement.
Notices
The depositary will forward to holders of depositary receipts all notices, reports and other communications, including proxy solicitation materials received from us, that are delivered to the depositary and that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred stock.
Limitation of Liability
Neither we nor the depositary will be liable if either we or it is prevented or delayed by law or any circumstance beyond its control in performing its obligations. Our obligations and those of the depositary will be limited to performance in good faith of our and their duties thereunder. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

DESCRIPTION OF WARRANTS
We may, from time to time, issue warrants for the purchase of debt securities, Class B Common Stock, preferred stock or other securities. Warrants may be issued independently or together with debt securities, Class B Common Stock, preferred stock or other securities offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as will be set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants. The summary of the terms of the warrants contained in this prospectus is not complete and is subject to, and is qualified in its entirety to, all provisions of the applicable warrant agreement.
Reference is made to the prospectus supplement relating to the particular issue of warrants offered pursuant to such prospectus supplement for the terms of and information relating to such warrants, including, where applicable:
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the specific designation and aggregate number of, and the offering price at which we will issue, the warrants;

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the currency or currency units in which the offering price, if any, and the exercise price are payable;

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the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

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whether the warrants are to be sold separately or with other securities as parts of units;

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whether the warrants will be issued in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

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any applicable material U.S. federal income tax consequences;

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the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

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the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

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the designation and terms of any equity securities purchasable upon exercise of the warrants;

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the designation, aggregate principal amount, currency and terms of any debt securities that may be purchased upon exercise of the warrants;

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if applicable, the designation and terms of the debt securities, preferred stock, depositary shares or Class B Common Stock with which the warrants are issued and the number of warrants issued with each security;

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if applicable, the date from and after which any warrants issued as part of a unit and the related debt securities, preferred stock, depositary shares or common stock will be separately transferable;

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the number of shares of preferred stock, the number of depositary shares or the number of shares of Class B Common Stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;

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if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

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information with respect to book-entry procedures, if any;

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the antidilution provisions of, and other provisions for changes to or adjustment in the exercise price of, the warrants, if any;

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any redemption or call provisions; and

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any additional terms of the warrants, including terms, procedures and limitations relating to the exchange or exercise of the warrants.

DESCRIPTION OF PURCHASE CONTRACTS
We may, from time to time, issue, purchase contracts, including contracts obligating holders to purchase from us and us to sell to the holders, a specified principal amount of debt securities, shares of Class B Common Stock or preferred stock, or any of the other securities that we may sell under this prospectus at a future date or dates. The consideration payable upon settlement of the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by a specific reference to a formula set forth in the purchase contracts. The purchase contracts may be issued separately or as part of units consisting of a purchase contract and other securities or obligations issued by us or third parties, including United States treasury securities, securing the holders’ obligations to purchase the relevant securities under the purchase contracts. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts or units or vice versa, and the payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under the purchase contracts. The summary of the terms of the purchase contracts contained in this prospectus is not complete and is subject to, and is qualified in its entirety by, all provisions of the applicable purchase contracts.
The prospectus supplement related to any particular purchase contracts will describe, among other things, the material terms of the purchase contracts and of the securities being sold pursuant to such purchase contracts, a discussion, if appropriate, of any special U.S. federal income tax considerations applicable to the purchase contracts and any material provisions governing the purchase contracts that differ from those described above. The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the purchase contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to the purchase contracts.

DESCRIPTION OF UNITS
We may, from time to time, issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date or other specific circumstances occur. The summary of the terms of the units contained in this prospectus is not complete and is subject to, and is qualified in its entirety by, all provisions of the applicable unit agreements.
Any prospectus supplement related to any particular units will describe, among other things:
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the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

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any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

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if appropriate, any special U.S. federal income tax considerations applicable to the units; and

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any material provisions of the governing unit agreement that differ from those described above.

The applicable provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities and Guarantees of Debt Securities,” “Description of Depositary Shares,” “Description of Warrants” and “Description of Purchase Contracts,” will apply to each unit and to each security included in each unit, respectively.

PLAN OF DISTRIBUTION
We may sell the securities being offered hereby:
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directly to one or more purchasers;

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through agents;

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through dealers;

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through underwriters;

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through a combination of any of the above methods of sale; or

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through any other methods described in a prospectus supplement.

We will identify the specific plan of distribution, including any direct purchasers, agents, dealers, underwriters and, if applicable, their compensation, the purchase price, the net proceeds to us, the public offering price, and any discounts or concessions allowed or reallowed or paid to dealers, in a prospectus supplement.
The distribution of securities may be effected, from time to time, in one or more transactions, including block transactions, at-the-market offerings and transactions on the NYSE or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities.
Offers to purchase the securities may be solicited directly by us or by agents designated by us from time to time. We will, in the prospectus supplement relating to an offering, name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.
If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell the securities to the dealer, as principal. The dealer, which may be deemed to be an underwriter as that term is defined in the Securities Act, may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. Dealer trading may take place in certain of the securities, including securities not listed on any securities exchange.
If an underwriter or underwriters are utilized in the sale, we will execute an underwriting agreement with the underwriters at the time of sale to them and the names of the underwriters will be set forth in the applicable prospectus supplement, which will be used by the underwriters to make resales of the securities in respect of which this prospectus is delivered to the public. The obligations of underwriters to purchase securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of the securities of a series if any are purchased.
We may directly solicit offers to purchase the securities and we may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.
Underwriters, dealers, agents and other persons may be entitled, under agreements that may be entered into with us, to indemnification against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that they may be required to make in respect thereof. Underwriters, dealers and agents may engage in transactions with, or perform services for, us in the ordinary course of business.
Any person participating in the distribution of Class B Common Stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of our Class B Common Stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our Class B Common Stock to engage in market-making activities with respect to our Class B Common Stock. These restrictions may affect the marketability of our Class B Common Stock and the ability of any person or entity to engage in market-making activities with respect to our Class B Common Stock.
In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

LEGAL MATTERS
Unless the applicable prospectus supplement indicates otherwise, the validity of the securities offered by this prospectus will be passed upon for us by Perkins Coie LLP, Denver, Colorado.
EXPERTS
The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2023, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available free of charge over the Internet at the SEC’s web site at www.sec.gov. Our filings with the SEC are also available free of charge on our website at www.molsoncoors.com. The information on our website is not incorporated by reference in this prospectus or any prospectus supplement and you should not consider it a part of this prospectus or any accompanying prospectus supplement.
INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and any accompanying prospectus supplement, and later information filed with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents subsequently filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering under this prospectus and any prospectus supplement (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K):
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our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 20, 2024;

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the description of our Class B Common Stock contained in the Registration Statement on Form 8-A filed with the SEC on February 10, 1999, including any amendments or reports filed for the purpose of updating such description (including Exhibit 4.18 to our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 12, 2020).

You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing to or telephoning us at the following address:
Molson Coors Beverage Company
P.O. Box 4030, BC555
Golden, Colorado 80401
Attention: Investor Relations
MCBCInvestorRelations@molsoncoors.com
(303) 279-6565

€800,000,000
Molson Coors Beverage Company
3.800% Senior Notes due 2032

Joint Book-Running Managers
Citigroup
BofA Securities
Goldman Sachs & Co. LLC
BMO Capital Markets
J.P. Morgan
RBC Capital Markets
Scotiabank
Senior Co-Managers
Capital One Securities
Mizuho
Siebert Williams Shank
UniCredit
US Bancorp
Co-Managers
ING
Lloyds Securities
Morgan Stanley
PNC Capital Markets LLC
May 22, 2024